As filed with the Securities and Exchange Commission on February 28, 2022
File No. 811-23149
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 29	☒
(Check appropriate box or boxes)

THRIVENT CORE FUNDS
(Exact Name of Registrant as Specified in Charter)

901 Marquette Avenue, Suite 2500
Minneapolis, Minnesota 55402-3211
(Address of Principal Executive Offices) (Zip Code)

(612) 844 - 7190
(Registrant’s Telephone Number, Including Area Code)

John D. Jackson
Secretary and Chief Legal Officer
Thrivent Core Funds
901 Marquette Avenue, Suite 2500
Minneapolis, Minnesota 55402-3211
(Name and Address of Agent for Service)

EXPLANATORY NOTE
The Fund’s shares described in this Registration Statement are not registered under the Securities Act of 1933 (the “1933 Act”) because the shares are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Fund may only be made by domestic investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Amendment to the Registration Statement filed on behalf of the Fund does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Fund.
In addition to the Fund described in this Registration Statement, the Registrant offers series pursuant to a separate prospectus and statement of additional information filed under the Securities Act of 1933 and the Investment Company Act of 1940; the filing of this Registration Statement does not affect such other prospectus and statement of additional information of the Registrant.

Part A
Thrivent Core Short-Term Reserve Fund (the “Fund”), a series of Thrivent Core Funds (the “Trust”)
February 28, 2022
Item 1. Front and Back Cover Pages
Not Applicable.
Item 2. Risk/Return Summary: Investment Objective/Goals
Not Applicable.
Item 3. Risk/Return Summary: Fee Table
Not Applicable.
Item 4. Risk/Return Summary: Investments, Risks and Performance
Not Applicable.
Item 5. Management
Thrivent Asset Management, LLC (“Thrivent Asset Mgt.” or the “Adviser”) serves as the investment adviser for the Fund.
William D. Stouten is primarily responsible for the day-to-day management of the Fund. He has served as portfolio manager of the Fund since its inception in 2016.
Item 6. Purchase and Sale of Fund Shares
Shares of the Fund are not registered under the 1933 Act and, therefore, are not sold to the public. There are no minimum initial or subsequent investment requirements to invest in the Fund. Fund shares are redeemable. Shares may be purchased from or sold back to the Fund on days that the New York Stock Exchange is open for business at the net asset value per share of the Fund next determined after the redemption request is communicated by an authorized individual to the Fund and determined to be in good order.
Item 7. Tax Information
The Fund intends to make distributions that may be taxed as ordinary income or capital gains.
Item 8. Financial Intermediary Compensation
Not applicable.
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Item 9. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings
The Trust, a registered open-end management investment company organized as a Delaware statutory trust, currently offers shares of beneficial interest in five series, including the Fund. Thrivent Asset Mgt., the investment adviser for the Trust, or its affiliate, Thrivent Financial for Lutherans (“Thrivent Financial”), serves as the investment adviser for the series of Thrivent Mutual Funds (“TMF”), Thrivent Series Fund, Inc. (“TSF”), Thrivent Cash Management Trust, and Thrivent Church Loan and Income Fund, as applicable. The Fund was established primarily to serve as a cash sweep vehicle for the series of TMF and TSF.
The investment objective, principal strategies and risks of the Fund are described below. The investment objective of the Fund may be changed at any time by the Board of Trustees of the Trust (the “Board”) upon at least 30 days’ prior written notice to shareholders of the Fund. See the Statement of Additional Information (the “SAI”) for a description of the Fund’s investment restrictions.
Objective and Strategies
The Fund seeks a high level of current income consistent with liquidity and the preservation of capital.
The Fund primarily invests in investment-grade, fixed-income securities. Although the value of the Fund’s shares fluctuates, Thrivent Asset Mgt. seeks to manage the magnitude of fluctuation by limiting the Fund’s weighted-average-maturity to 90 days or less. Weighted-average-maturity measures the price sensitivity of a fixed-income security to changes in interest rates. Allowable investments consist primarily of U.S. dollar-denominated debt securities that may include, but are not limited to, obligations of U.S., state, and local governments, their agencies and instrumentalities; mortgage- and asset-backed securities; corporate debt securities; time deposits, repurchase agreements; and other securities that have debt-like characteristics. The Fund may also invest in other investment companies that have exposure to fixed-income securities. The Fund is subject to the following investment restrictions:
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The weighted-average-maturity of Fund investments shall not exceed 90 days.
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The weighted-average-life of Fund investments shall not exceed 270 days.
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Legal final maturities of Fund investments shall not exceed 15 months for corporate and fixed-rate securities.
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Legal final maturities of Fund investments shall not exceed two years for government floating rate securities.
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The Fund will not invest in securities rated below BBB as rated by Standard & Poor’s Corporation (“S&P”) or rated below Baa2 as rated by Moody’s Investors Service, Inc. (“Moody’s”).
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The Fund will not invest in commercial paper rated below P-2 as rated by Moody’s or rated below A-2 as rated by S&P.
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Commercial paper rated P-2/A-2 shall not exceed 90 days to final maturity.
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Corporate bonds rated lower than A as rated by S&P and rated lower than A2 as rated by Moody’s shall not exceed 90 days to final maturity.
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Foreign domiciled securities shall not exceed 50% of the Fund’s total assets.
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The Fund shall not purchase or sell derivatives (such as options, futures contracts and options on futures contracts).
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The Fund shall not purchase or sell equity-like securities.
The Fund is not a “money market fund” and is not subject to the rules and limitations regarding the quality, maturity, liquidity and other features of securities that such funds may purchase. While the Fund does not have a policy to seek to maintain a constant price per share of $1.00, the Adviser seeks to manage NAV fluctuation by limiting the Fund’s weighted-average-maturity.
The Fund may invest in securities of any market sector and may hold a significant amount of securities of companies, from time to time, within a single sector such as financials.
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Description of Principal Security Types
Below is information about the Fund’s principal investment techniques. The Fund may also use strategies and invest in securities as described in the SAI.
Corporate Debt Securities. The Fund may invest in corporate debt securities issued by companies of all kinds, including those with small-, mid- and large-capitalizations. Corporate debt securities are usually issued by businesses to finance their operations. Notes, bonds, debentures and commercial paper are the most common types of corporate debt securities, with the primary difference being their maturities and secured or unsecured status. Commercial paper has the shortest term and is usually unsecured. Corporate debt securities may be rated investment-grade or below investment-grade and may carry fixed or floating rates of interest.
U.S. Government Securities. U.S. Government securities include obligations issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. government. U.S. Government securities may be backed by the full faith and credit of the U.S. Treasury, the right to borrow from the U.S. Treasury or the agency or instrumentality issuing or guaranteeing the security.
Municipal Bonds. The Fund may invest in municipal bonds backed by the U.S. Treasury or U.S. government sponsored agency. States, local governments, and municipalities issue municipal bonds to raise money for certain purposes. Municipal bonds include general obligation bonds, revenue bonds, and participation interests in municipal leases. Municipal bonds issued to finance activities with a broad public purpose are generally exempt from federal income tax. Taxable municipal bonds are often used to finance private development projects but can be issued whenever the municipality exhausts its allowed limits of tax-exempt bonds. As such, the interest paid to holders of such bonds is taxable as ordinary income.
Repurchase Agreements. In a repurchase agreement, the Fund purchases securities from a financial institution that agrees to repurchase the securities from the Fund within a specified time at the Fund’s cost plus interest.
Mortgage-Backed and Asset-Backed Securities. The Fund may invest in mortgage-backed and asset-backed securities. Mortgage-backed securities are securities that are backed by pools of mortgages and which pay income based on the payments of principal and income they receive from the underlying mortgages. Asset-backed securities are similar but are backed by other assets, such as pools of consumer loans. Both are sensitive to interest rate changes as well as to changes in the repayment patterns of the underlying securities. If the principal payment on the underlying asset is repaid faster or slower than the holder of the mortgage-backed or asset-backed security anticipates, the price of the security may fall, especially if the holder must reinvest the repaid principal at lower rates or must continue to hold the securities when interest rates rise.
Stripped Securities. Stripped securities are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. The Fund may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm.
Variable and Floating Rate Instruments. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities.
Commercial Paper. The Fund may invest in commercial paper. Commercial paper is a short-term debt obligation, with a maturity ranging generally from 2 to 270 days, issued by banks, corporations and other borrowers. These instruments are generally unsecured, which increases the credit risk associated with this type of investment.
Adjustable Rate Securities. The Fund may invest in bonds or other debt instruments that pay interest at an adjustable rate. The interest rate may be adjusted daily or at specified intervals (such as monthly, quarterly or annually). Adjustments may be based on a referenced market rate for a specified term (such as one, three or twelve months). For
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some securities, adjustments are made by a third-party to maintain a market value close to the security’s face amount. Adjustments may be limited by caps or floors.
Some adjustable rate securities are payable upon demand, which should reduce the volatility of their market values. The right to demand payment may be exercisable after a specified notice period (such as seven or thirty days) and only at specified intervals (such as at the end of a calendar month or quarter).
So long as the Adviser expects an adjustable rate security’s market value to approximate its face value after each interest rate adjustment, the Adviser may rely on the interest rate when calculating the Fund’s dollar-weighted average maturity or duration. The market value of an adjustable rate security may nevertheless decline, due to changes in market conditions or the financial condition of the issuer and the effects of caps or floors on interest rate adjustments.
When-Issued Transactions. The Fund may invest in securities prior to their date of issuance. These securities may fall in value from the time they are purchased to the time they are actually issued, which may be any time from a few days to over a year. The Fund will not invest more than 25% of its net assets in when-issued securities.
Forward Commitments. The Fund may contract to purchase securities for a fixed price at a future date beyond the customary settlement time, provided that the forward commitment is consistent with the Fund’s ability to manage its investment portfolio, maintain a stable net asset value and honor redemption requests. When effecting such transactions, cash or liquid high-quality debt obligations held by the Fund of a dollar amount sufficient to make payment for the Fund securities to be purchased will be segregated on the Fund’s records at the trade date and will be maintained until the transaction is settled. The failure of the other party to the transaction to complete the transaction may cause the Fund to miss an advantageous price or yield. The Fund bears the risk of price fluctuations during the period between the trade and settlement dates.
Bank Instruments. The Fund may invest in bank instruments to achieve its investment objective. These instruments include, but are not limited to, certificates of deposit, bankers’ acceptances and time deposits.
Variable Amount Master Demand Notes. The Fund may invest in variable amount master demand notes, which are unsecured obligations that are redeemable upon demand and are typically unrated. These instruments are issued pursuant to written agreements between their issuers and holders. The agreements permit the holders to increase (subject to an agreed maximum) and the holders and issuers to decrease the principal amount of the notes, and specify that the rate of interest payable on the principal fluctuates according to an agreed upon formula.
Zero Coupon Securities. These securities are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value, (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.
Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturity that make regular distributions of interest.
Eurodollar Certificates of Deposit (“ECDs”), Eurodollar Time Deposits (“ETDs”) and Yankee Certificates of Deposit (“YCDs”). ECDs and ETDs are U.S. dollar-denominated certificates of deposit issued by foreign branches of domestic banks and foreign banks. YCDs are U.S. dollar-denominated certificates of deposit issued by U.S. branches of foreign banks.
Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because the banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as loan limitations, examinations and reserve, accounting, auditing, recordkeeping and public reporting requirements. Obligations of foreign issuers also involve risks such as future unfavorable political and economic developments, withholding tax, seizures of foreign deposits, currency controls, interest limitations, and other governmental restrictions that might affect repayment of principal or payment of interest, or the ability to honor a credit commitment.
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Other Investment Companies. The Fund may invest in securities, under applicable law and subject to any applicable exemptive orders, of other investment companies, including shares of closed-end investment companies, unit investment trusts, open-end investment companies and exchange-traded funds, which represent interests in professionally managed portfolios that may invest in any type of instrument. Investing in other investment companies involves substantially the same risks as investing directly in the underlying instruments, but may involve additional expenses at the investment company-level, such as portfolio management fees and operating expenses which would result in the Fund paying its proportionate share. Certain types of investment companies, such as closed-end investment companies, issue a fixed number of shares that trade on a stock exchange or over-the-counter at a premium or a discount to their net asset value. Others are continuously offered at net asset value, but may also be traded in the secondary market. The extent to which the Fund can invest in other investment companies is limited by federal securities laws.
In October 2020, the SEC adopted a new regulatory framework, including new Rule 12d1-4 under the 1940 Act, for fund-of-funds arrangements. This new regulatory framework includes, among other things, the rescission of certain SEC exemptive orders and rules permitting investments in excess of the statutory limits and the withdrawal of certain related SEC staff no-action letters. The rescission of exemptive relief was effective January 19, 2022, and therefore, the Fund is no longer able to rely on the aforementioned exemptive orders and is subject instead to Rule 12d1-4 and other applicable rules. These regulatory changes may have an impact on the Fund’s investment strategies, operations, and performance to the extent that the Fund invests, or might otherwise have invested, in shares issued by other investment companies, and may have negative risk consequences on the investing Fund as well as the underlying investment companies.
Risk Factors
The following provides general information on the risks associated with the Fund’s principal investments. Any additional risks associated with the Fund’s non-principal investments are described in the Fund’s SAI. The Fund’s SAI also may provide additional information about the risks associated with the Fund’s principal investments. The Fund may not achieve its investment objective and you could lose money by investing in the Fund.
Interest Rate Risk. Interest rate risk is the risk that prices of debt securities decline in value when interest rates rise for debt securities that pay a fixed rate of interest. Debt securities with longer durations (a measure of price sensitivity of a bond or bond fund to changes in interest rates) or maturities (i.e., the amount of time until a bond’s issuer must pay its principal or face value) tend to be more sensitive to changes in interest rates than debt securities with shorter durations or maturities. Changes by the Federal Reserve to monetary policies could affect interest rates and the value of some securities. During periods of low interest rates, the Fund may be subject to a greater risk of rising interest rates.
LIBOR Risk. The Fund may be exposed to financial instruments that are tied to LIBOR (London Interbank Offered Rate) to determine payment obligations, financing terms or investment value. LIBOR is an average interest rate that banks charge one another for the use of short-term money. Such financial instruments may include bank loans, derivatives, floating rate securities, certain asset backed securities, and other assets or liabilities tied to LIBOR.
In 2017, the head of the U.K. Financial Conduct Authority announced a desire to phase out the use of LIBOR by the end of 2021. As a result, market participants have begun transitioning away from LIBOR, but certain obstacles remain with regard to converting certain securities and transactions to a new benchmark or benchmarks. Although many LIBOR rates were phased out at the end of 2021 as originally intended, a selection of widely used USD LIBOR rates will continue to be published until June 2023 in order to assist with the transition. There remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement rate, and any potential effects of the transition away from LIBOR on the Fund or its investments are not known. Actions by regulators have resulted in the establishment of alternative reference rates to LIBOR in most major currencies. The U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee (comprised of major derivative market participants and their regulators), has begun publishing a Secured Overnight Financing Rate (SOFR), that is intended to replace U.S. dollar LIBOR. Proposals for alternative reference rates for other currencies have also been announced or have already begun publication.
Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. Markets are slowly developing in response to these new rates. Questions around liquidity impacted by these rates, and how to appropriately adjust these rates at the time of transition, remain a concern for the Fund. Any additional regulatory or market changes that occur as a result of the transition away from LIBOR and the adoption of alternative reference rates may have an
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adverse impact on the value of the Fund's investments, performance or financial condition, and might lead to increased volatility and illiquidity in markets that currently rely on LIBOR to determine interest rates. The transition process could also lead to a reduction in the value of some LIBOR-based investments. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could result in losses to the Fund. Since the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects could occur prior to the end of 2021. The effect of the discontinuation of LIBOR on the Fund will vary depending, among other things, on (1) existing fallback or termination provisions in individual contracts and (2) whether, how, and when industry participants develop and adopt new reference rates and fallbacks for both legacy and new products and instruments. Accordingly, it is difficult to predict the full impact of the transition away from LIBOR on the Fund until new reference rates and fallbacks for both legacy and new products, instruments and contracts are commercially accepted.
Mortgage-Backed and Other Asset-Backed Securities Risk. The value of mortgage-backed and asset-backed securities will be influenced by the factors affecting the housing market and the assets underlying such securities. As a result, during periods of declining asset value, difficult or frozen credit markets, swings in interest rates, or deteriorating economic conditions, mortgage-related and asset-backed securities may decline in value, face valuation difficulties, become more volatile and/or become illiquid. In addition, both mortgage-backed and asset-backed securities are sensitive to changes in the repayment patterns of the underlying security. If the principal payment on the underlying asset is repaid faster or slower than the holder of the asset-backed or mortgage-backed security anticipates, the price of the security may fall, particularly if the holder must reinvest the repaid principal at lower rates or must continue to hold the security when interest rates rise. This effect may cause the value of the Fund to decline and reduce the overall return of the Fund. This effect may cause the value of the Fund to decline and reduce the overall return of the Fund. Mortgage-backed securities are also subject to extension risk, which is the risk that when interest rates rise, certain mortgage-backed securities will be paid in full by the issuer more slowly than anticipated. This can cause the market value of the security to fall because the market may view its interest rate as low for a longer-term investment.
Credit Risk. Credit risk is the risk that an issuer of a debt security to which the Fund is exposed may no longer be able or willing to pay its debt. As a result of such an event, the debt security may decline in price and affect the value of the Fund.
Financial Sector Risk. To the extent that the financials sector continues to represent a significant portion of the Fund, the Fund will be sensitive to changes in, and its performance may depend to a greater extent on, factors impacting this sector. Performance of companies in the financials sector may be adversely impacted by many factors, including, among others, government regulations, economic conditions, credit rating downgrades, changes in interest rates, and decreased liquidity in credit markets. The impact of more stringent capital requirements, recent or future regulation of any individual financial company or recent or future regulation of the financials sector as a whole cannot be predicted. In recent years, cyber attacks and technology malfunctions and failures have become increasingly frequent in this sector and have caused significant losses.
Government Securities Risk. The Fund invests in securities issued or guaranteed by the U.S. government or its agencies and instrumentalities (such as Federal Home Loan Bank, Ginnie Mae, Fannie Mae or Freddie Mac securities). Securities issued or guaranteed by Federal Home Loan Banks, Ginnie Mae, Fannie Mae or Freddie Mac are not issued directly by the U.S. government. Ginnie Mae is a wholly owned U.S. corporation that is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest of its securities. By contrast, securities issued or guaranteed by U.S. government-related organizations such as Federal Home Loan Banks, Fannie Mae and Freddie Mac are not backed by the full faith and credit of the U.S. government. No assurance can be given that the U.S. government would provide financial support to its agencies and instrumentalities if not required to do so by law. In addition, the value of U.S. Government securities may be affected by changes in the credit rating of the U.S. government, which may be negatively impacted by rising levels of indebtedness. It is possible that issuers of U.S. Government securities will not have the funds to meet their payment obligations in the future.
Prepayment Risk. Mortgage-backed and asset-backed securities are sensitive to changes in the repayment patterns of the underlying securities, including the conversion, prepayment or redemption of the investments. If the principal payment on the underlying asset is repaid faster than the holder of the mortgage-backed or asset-backed security anticipates, the price of the security may fall, especially if the holder must reinvest the repaid principal at lower rates. When people start prepaying the principal on the collateral underlying a collateralized mortgage obligation (“CMOs”) (such as mortgages underlying a CMO), for example, some classes may retire substantially earlier than the stated maturity or final distribution dates.
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Redemption and Share Ownership Risk. The Fund may need to sell portfolio securities to meet redemption requests. The Fund could experience a loss when selling portfolio securities to meet redemption requests if there is (i) significant redemption activity by shareholders, including, for example, when a single investor or few large investors make a significant redemption of Fund shares, (ii) a disruption in the normal operation of the markets in which the Fund buys and sells portfolio securities or (iii) the inability of the Fund to sell portfolio securities because such securities are illiquid. In such events, the Fund could be forced to sell securities at unfavorable prices in an effort to generate sufficient cash to pay redeeming shareholders. A majority of the Fund’s shares may be held by other mutual funds advised by the Adviser and its affiliates. It also is possible that some or all of these other mutual funds will decide to purchase or redeem shares of the Fund simultaneously or within a short period of time of one another in order to execute their asset allocation strategies. Accordingly, there is a risk that the share trading activities of these shareholders could disrupt the Fund’s investment strategies which could have adverse consequences for the Fund and other shareholders (e.g., by requiring the Fund to sell investments at inopportune times or causing the Fund to maintain larger-than-expected cash positions pending acquisition of investments).
Redemption and Lending Risk.The Fund participates in an interfund lending program (the “Program”) which enables a participating fund to lend cash directly to and borrow money from other participating funds for temporary purposes. The other participants in the Program are other mutual funds advised by the Adviser and its affiliates. Under the Program, all loans will be made by the Fund. There is risk that a borrowing fund could be unable to repay a loan when due, and a delay in repayment to the Fund could result in a lost opportunity and increase risk of the Fund experiencing a loss when meeting redemption requests if it is forced to sell securities at unfavorable prices in an effort to generate sufficient cash to pay redeeming shareholders.
Regulatory Risk. Legal, tax, and regulatory developments may adversely affect the Fund. Securities and futures markets are subject to comprehensive statutes, regulations, and margin requirements enforced by the SEC, other regulators and self-regulatory organizations, and exchanges authorized to take extraordinary actions in the event of market emergencies. The regulatory environment for the Fund is evolving, and changes in the regulation of investment funds, managers, and their trading activities and capital markets, or a regulator’s disagreement with the Fund’s interpretation of the application of certain regulations, may adversely affect the ability of a Fund to pursue its investment strategy, its ability to obtain leverage and financing, and the value of investments held by the Fund.
Cybersecurity Risk. The Fund and its service providers may be susceptible to operational, information security, and related risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems to misappropriate assets or sensitive information, corrupt data, or otherwise disrupt operations. Cyber incidents affecting the Adviser or other service providers (including, but not limited to, fund accountants, custodians, and transfer agents) have the ability to disrupt and impact business operations, potentially resulting in financial losses, by interfering with the Fund’s ability to calculate its NAV, corrupting data or preventing parties from sharing information necessary for the Fund’s operation, preventing or slowing trades, stopping shareholders from making transactions, potentially subjecting the Fund or the Adviser to regulatory fines and penalties, and creating additional compliance costs. Similar types of cyber security risks are also present for issuers or securities in which the Fund may invest, which could result in material adverse consequences for such issuers and may cause the Fund’s investments in such companies to lose value. While the Fund’s service providers have established business continuity plans in the event of such cyber incidents, there are inherent limitations in such plans and systems. Additionally, the Fund cannot control the cybersecurity plans and systems put in place by its service providers or any other third parties whose operations may affect the Fund or its shareholders. Although the Fund attempts to minimize such failures through controls and oversight, it is not possible to identify all of the operation risks that may affect the Fund or to develop processes and controls that completely eliminate or mitigate the occurrence of such failures or other disruptions in service. The value of an investment in the Fund’s shares may be adversely affected by the occurrence of the operational errors or failures or technological issues or other similar events and the Fund and its shareholders may bear costs tied to these risks.
Investment Adviser Risk. The Fund is actively managed and the success of its investment strategy depends significantly on the skills of the adviser in assessing the potential of the investments in which the Fund invests. This assessment of investments may prove incorrect, resulting in losses or poor performance, even in rising markets. There is also no guarantee that the Adviser will be able to effectively implement the Fund’s investment objective.
Health Crisis Risk. The global pandemic outbreak of the novel coronavirus known as COVID-19 has resulted in substantial market volatility and global business disruption. The ongoing COVID-19 outbreak and future pandemics could affect the global economy and markets in ways that cannot be foreseen and may exacerbate other types of risks.
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The full impact of the COVID-19 pandemic cannot accurately be predicted and may negatively impact the value of the Fund’s investments.
The shares of the Fund have not been registered under the 1933 Act, and, because they will be offered only to a limited number of qualified investors, it is anticipated that they will be exempt from those registration provisions. Shares of the Fund may not be transferred or resold without registration under the 1933 Act or pursuant to an exemption from such registration. However, shares of the Fund may be redeemed in accordance with the terms of the Trust’s Declaration of Trust and the offering materials provided to shareholders.
Disclosure of Portfolio Holdings
A description of the Fund’s policies and procedures with respect to the disclosure of its portfolio securities is available in the SAI for the Trust.
Item 10. Management, Organization, and Capital Structure
The Adviser
The Fund is managed by Thrivent Asset Mgt., 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211. Thrivent Asset Mgt. had approximately $29 billion in assets under management as of December 31, 2021. Thrivent Asset Mgt. is an indirect wholly owned subsidiary of Thrivent Financial for Lutherans (“Thrivent Financial”). Thrivent Financial and its affiliates have been in the investment advisory business since 1986 and had approximately $155 billion in assets under management as of December 31, 2021.
The Adviser does not receive a fee for its investment advisory services. The Fund’s semiannual report to shareholders discusses the basis for the Board’s approval of the investment adviser agreement between the Trust and the Adviser.
Administrative Service Fee
The Adviser is responsible for providing certain administrative and accounting services to the Fund. The Fund pays the Adviser a fee equal to the sum of $90,000 for providing such services to the Fund. See “Investment Advisory and Other Services – Administrator” in the SAI for additional information.
Portfolio Management
This section provides information about portfolio management for the Fund. The SAI for the Trust provides information about the portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of shares of the Fund.
William D. Stouten is primarily responsible for the day-to-day management of the Fund. He has served as portfolio manager of the Fund since its inception in 2016. Since 2003, he has also served as portfolio manager of Thrivent Money Market Fund, a series of TMF, Thrivent Money Market Portfolio, a series of TSF, and Thrivent Cash Management Trust. Prior to this position, he was a research analyst and trader for the Thrivent money market funds since 2001, when he joined Thrivent Financial.
Capital Stock
Shares of the Fund are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from the registration requirements of those laws. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares may be redeemed on any day that the New York Stock Exchange is open for business.
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Item 11. Shareholder Information
Pricing of Fund Shares
The price of the Fund’s shares is based on the Fund’s net asset value (“NAV”). The Fund generally determines its NAV once daily at the close of regular trading on the New York Stock Exchange (“NYSE”), which is normally 4:00 p.m. Eastern Time. If the NYSE has an unscheduled early close but certain other markets remain open until their regularly scheduled closing time, the NAV may be determined as of the regularly scheduled closing time of the NYSE. If the NYSE and/or certain other markets close early due to extraordinary circumstances (e.g., weather, terrorism, etc.), the NAV may be calculated as of the early close of the NYSE and/or other markets. The NAV generally will not be determined on days when, due to extraordinary circumstances, the NYSE and/or certain other markets do not open for trading. The Fund does not determine NAV on holidays observed by the NYSE or on any other day when the NYSE is closed. The NYSE is regularly closed on Saturdays and Sundays, New Year’s Day, Martin Luther King, Jr. Day, Presidents Day, Good Friday, Memorial Day, Juneteenth, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.
The Fund determines the NAV by dividing the total Fund assets, less all liabilities, by the total number of outstanding shares of that class. To determine the NAV, the Fund generally values its securities at current market value using readily available market prices. If market prices are not available or if the Adviser determines that they do not accurately reflect fair value for a security, the Board has authorized the Adviser to make fair valuation determinations pursuant to policies approved by the Board. Fair valuation of a particular security is an inherently subjective process, with no single standard to utilize when determining a security’s fair value. In each case where a security is fair valued, consideration is given to the facts and circumstances relevant to the particular situation. This consideration includes a review of various factors set forth in the pricing policies adopted by the Board.
Because many foreign markets close before the U.S. markets, significant events may occur between the close of the foreign market and the close of the U.S. markets, when the Fund’s assets are valued, that could have a material impact on the valuation of foreign securities (i.e., available price quotations for these securities may not necessarily reflect the occurrence of the significant event). The Fund, subject to oversight by the Board, evaluates the impact of these significant events and adjusts the valuation of foreign securities to reflect the fair value as of the close of the U.S. markets to the extent that the available price quotations do not, in the Adviser‘s opinion, adequately reflect the occurrence of the significant events.
Purchase of Fund Shares
Shares of the Fund are available for purchase on days on which the NYSE is open for business. The transfer agent, Thrivent Financial Investor Services Inc. (“TFISI”), will process shareholder purchase orders accepted by the Fund. All shares are purchased at the net asset value per share of the Fund next determined after the purchase request is communicated to the Fund.
Redemption of Fund Shares
Shares of the Fund may be redeemed on days on which the NYSE is open for business at the net asset value per share of the Fund next determined after the redemption request is communicated to the Trust and determined to be in good order. TFISI, as transfer agent, will process shareholder redemptions accepted by the Fund.
The Fund typically expects to pay redemption proceeds within one business day after receipt of a redemption request determined to be in good order. Payment may take up to seven days, subject to the limited exceptions as permitted by the SEC. The Fund typically expects to meet redemption requests with cash or cash equivalents held by the Fund or from proceeds from selling portfolio assets in connection with the normal course of management of the Fund. In stressed or otherwise abnormal market conditions, including to meet significant redemption activity by shareholders, the Fund may need to sell portfolio assets. In this type of situation, the Fund could be forced to sell portfolio securities at unfavorable prices in an effort to generate sufficient cash to pay redeeming shareholders.
Although the Fund typically expects to pay redemption proceeds in cash, if the Fund determines that a cash redemption would be detrimental to remaining shareholders, the Fund may pay all or a portion of redemption proceeds to affiliated shareholders with in-kind distributions of the Fund’s securities, subject to the requirements of the 1940 Act. In this situation, you would typically receive a pro-rata portion (i.e., a proportionate share) of the Fund’s holdings. You may incur
9

brokerage and other transaction costs associated with converting into cash the portfolio securities distributed to you for such in-kind redemptions. The portfolio securities you receive may increase or decrease in value before you convert them into cash. You may incur tax liability when you sell the portfolio securities you receive from an in-kind redemption. There are no redemption charges.
Policy Regarding Frequent Purchases and Redemptions
Because the only shareholders in the Fund are affiliates of the Trust, the Fund does not restrict the frequency of purchases and redemptions.
Dividends and Distributions
Dividends on shares of the Fund will be declared daily and distributed monthly from net investment income. Distributions from capital gains, if any, will be made at least annually. Generally, capital gain distributions will be declared and paid in December, if required for the Fund to avoid imposition of a federal excise tax. The Fund does not expect to realize any material long-term capital gains or losses.
A shareholder’s right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.
Tax Consequences
Dividends from net investment income and distributions of net short-term capital gains are taxable to shareholders as ordinary income under federal income tax laws. Distributions from net long-term capital gains are taxable as long-term capital gains regardless of the length of time a shareholder has held such shares. Dividends and distributions are taxable whether they are paid in cash or in additional shares.
Under federal law, the income derived from U.S. Government securities is exempt from state income taxes. All states that tax personal income permit mutual funds to pass this tax exemption through to their shareholders under certain circumstances. Income from repurchase agreements in which the underlying securities are U.S. Government securities does not receive this exempt treatment.
The redemption, exchange or other disposition of shares by a shareholder that constitutes a sale for federal income tax purposes is a taxable event and may result in capital gain or loss. Any loss incurred on the redemption or exchange of the Fund’s shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain with respect to such shares.
Shareholders will be notified after the end of each calendar year of the amount of income dividends and net capital gains distributed and the percentage of the Fund’s income attributable to U.S. Government securities. The Fund is required to withhold 24% of all taxable dividends, distributions and redemption proceeds payable to any noncorporate shareholder that does not provide the Fund with its correct taxpayer identification number and certification that the shareholder is not subject to backup withholding.
The foregoing discussion is only a summary of certain federal income tax issues generally affecting the Fund and its shareholders. Circumstances among investors may vary and each investor should discuss the tax consequences of an investment in the Fund with a tax adviser.
Item 12. Distribution Arrangements
Shares of the Fund are being offered to series of TMF and TSF and other Thrivent entities. Shares of the Fund are sold on a private placement basis in accordance with Regulation D under the 1933 Act. Shares of the Fund are not subject to a sales load or redemption fee. Assets of the Fund are not subject to a Rule 12b-1 fee.
10

Item 13. Financial Highlights Information
Not Applicable.
11

Part B
Item 14. Cover Page and Table of Contents
Thrivent Core Funds
Statement of Additional Information
Dated February 28, 2022
Fund
Thrivent Core Short-Term Reserve Fund
The above-referenced mutual fund (the “Fund”) is a series of Thrivent Core Funds (the “Trust”). The Trust is a registered open-end management investment company organized as a Delaware statutory trust offering shares of beneficial interest in the investment portfolio of the Fund. Additional series are offered by the Trust under a separate registration statement. Shares of the Fund are offered through the Fund’s prospectus (the “Prospectus”). The Fund is diversified as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
This Statement of Additional Information (the “SAI”) supplements the information contained in the Fund’s Prospectus dated February 28, 2022. The SAI is not a prospectus and should be read in conjunction with the Fund’s Prospectus, which may be obtained by calling 800-847-4836 or writing to 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211.
The Fund’s financial statements for the fiscal year ended October 31, 2021, including the report of independent registered public accounting firm, are included in the Fund’s annual report, which was filed with the Securities and Exchange Commission (the “SEC”) on December 29, 2021, and are incorporated into this SAI by reference. A copy of the annual report is available, without charge and upon request, by calling 800-847-4836. A copy can also be viewed on the SEC’s website (SEC.gov).

Table of Contents

Item 15. Trust History
The Trust was organized as a Delaware statutory trust on March 18, 2016.
Item 16. Description of The Fund and Its Investments and Risks
The Trust is registered as an open-end management investment company under the 1940 Act. In addition to the Fund, the Trust consists of four other series that are offered under a separate registration statement. The Fund is diversified.
Investment Policies
The investment policies described below (i) reflect the current practices of the Fund, (ii) are not fundamental, and (iii) may be changed by the Board without shareholder approval. To the extent consistent with the Fund’s investment objective and other stated policies and restrictions, and unless otherwise indicated, the Fund may invest in the following instruments and may use the following investment techniques:
U.S. Government Securities. The Fund may invest in U.S. Government securities. U.S. Government securities refer to a variety of debt securities that are issued or guaranteed by the U.S. Treasury, by various agencies of the U.S. government and by various instrumentalities that have been established or sponsored by the U.S. government. The term also refers to repurchase agreements collateralized by such securities.
U.S. Treasury securities are backed by the full faith and credit of the U.S. government. Other types of securities issued or guaranteed by Federal agencies and U.S. government-sponsored instrumentalities may or may not be backed by the full faith and credit of the U.S. government. The U.S. government, however, does not guarantee the market price of any U.S. Government securities. In addition, the value of U.S. Government securities may be affected by changes in the credit rating of the U.S. government, which may be negatively impacted by rising levels of indebtedness. From time to time, there has been uncertainty regarding the status of negotiations in the U.S. government to increase or suspend the statutory debt ceiling, which could increase the risk that the U.S. government may default on payments on certain U.S. Government securities, cause the credit rating of the U.S. government to be downgraded, increase volatility in both stock and bond markets, result in higher interest rates, reduce prices of U.S. Treasury securities, and/or increase the costs of certain kinds of debt.
In the case of securities not backed by the full faith and credit of the U.S. government, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment. The investor may not be able to assert a claim against the U.S. itself in the event the agency or instrumentality does not meet its commitment.
Bank Instruments. The Fund may invest in bank instruments as part of its investment objective. These instruments include, but are not limited to, certificates of deposit, bankers’ acceptances and time deposits. Certificates of deposit are generally short-term (i.e., less than one year), interest-bearing negotiable certificates issued by commercial banks or savings and loan associations against funds deposited in the issuing institution. A banker’s acceptance is a time draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction (to finance the import, export, transfer or storage of goods). A banker’s acceptance may be obtained from a domestic or foreign bank including a U.S. branch or agency of a foreign bank. The borrower is liable for payment as well as the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Most acceptances have maturities of six months or less and are traded in secondary markets prior to maturity. Time deposits are non-negotiable deposits for a fixed period of time at a stated interest rate.
U.S. branches of foreign banks are offices of foreign banks and are not separately incorporated entities. They are chartered and regulated under federal or state law. U.S. federal branches of foreign banks are chartered and regulated by the Comptroller of the Currency, while state branches and agencies are chartered and regulated by authorities of the respective state or the District of Columbia. U.S. branches of foreign banks may accept deposits and thus are eligible for FDIC insurance; however, not all such branches elect FDIC insurance. U.S. branches of foreign banks can maintain credit balances, which are funds received by the office incidental to or arising out of the exercise of their banking powers and can exercise other commercial functions, such as lending activities.

Investing in instruments issued by foreign branches of U.S. banks and U.S. branches of foreign banks may involve risks. These risks may include future unfavorable political and economic developments, possible withholding or confiscatory taxes, seizure of foreign deposits, currency controls, interest limitations and other governmental restrictions that might affect payment of principal or interest, and possible difficulties pursuing or enforcing claims against banks located outside the U.S. Additionally, foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards or other regulatory requirements and practices comparable to U.S. issuers, and there may be less public information available about foreign banks and their branches and agencies.
Repurchase Agreements. The Fund may engage in repurchase agreement transactions in pursuit of its investment objective. A repurchase agreement consists of a purchase and a simultaneous agreement to resell an investment for later delivery at an agreed upon price and rate of interest. A Fund must take possession of collateral either directly or through a third-party custodian. If the original seller of a security subject to a repurchase agreement fails to repurchase the security at the agreed upon time, the Fund could incur a loss due to a drop in the market value of the security during the time it takes the Fund to either sell the security or take action to enforce the original seller’s agreement to repurchase the security. Also, if a defaulting original seller filed for bankruptcy or became insolvent, disposition of such security might be delayed by pending court action. The Fund may only enter into repurchase agreements with banks and other recognized financial institutions such as broker/dealers that are found by the Fund investment adviser, Thrivent Asset Mgt., to be creditworthy.
Stripped Securities. The Fund may invest in stripped securities, which are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. The Fund may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm. A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts (“TIGRS”) and Certificates of Accrual on Treasuries (“CATS”). The Trust intends to rely on the opinions of counsel to the sellers of these certificates or other evidences of ownership of U.S. Treasury obligations that, for Federal tax and securities purposes, purchasers of such certificates most likely will be deemed the beneficial holders of the underlying U.S. Government securities. Privately-issued stripped securities such as TIGRS and CATS are not themselves guaranteed by the U.S. government, but the future payment of principal or interest on the U.S. Treasury obligations that they represent is so guaranteed.
Variable and Floating Rate Instruments. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities.
Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to the Fund will approximate their par value. Illiquid variable and floating rate instruments (instruments that are not payable upon seven days’ notice and do not have an active trading market) that are acquired by the Fund are subject to the Fund’s percentage limitations regarding securities that are illiquid or not readily marketable. The Adviser will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Fund invests and the ability of issuers to repay principal and interest.
Municipal Bonds. The Fund may invest in municipal bonds, including taxable ones, which are backed by the United States Treasury or government sponsored agency. States, local governments and municipalities issue municipal bonds to raise money for certain purposes. Municipal bonds issued to finance activities with a broad public purpose are generally exempt from federal income tax. Taxable municipal bonds are most often used to finance private development projects but can be issued whenever the municipality exhausts its allowed limits of tax-exempt bonds. As such, the interest paid to holders of such bonds is taxable as ordinary income. Many taxable municipal bonds offer yields comparable to those of other taxable bonds, such as corporate and agency bonds. Municipal bonds, whether taxable or not, may be rated investment-grade or below investment-grade and pay interest based on fixed or floating rate coupons.

Maturities may range from long-term to short-term. Municipal bonds are subject to, among others, market risk, credit risk and interest rate risk.
When-Issued Transactions. New issues of securities are often offered on a when-issued basis. This means that delivery and payment for the securities normally will take place several days after the date the buyer commits to purchase them. The payment obligation and the interest rate that will be received on securities purchased on a when-issued basis are each fixed at the time the buyer enters into the commitment.
The Fund will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but the Fund may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. Cash or marketable high-quality debt securities equal to the amount of the above commitments will be segregated on the Fund’s records. For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market value. If the market value of such securities declines, additional cash or securities will be segregated on the Fund’s records on a daily basis so that the market value of the account will equal the amount of such commitments by the Fund. The Fund will not invest more than 25% of its net assets in when-issued securities.
Securities purchased on a when-issued basis and the securities held by the Fund are subject to changes in market value based upon the public’s perception of changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise). Therefore, if in order to achieve higher interest income the Fund remains substantially fully invested at the same time that it has purchased securities on a “when-issued” basis, there will be a greater possibility of fluctuation in the Fund’s net asset value.
When payment for when-issued securities is due, the Fund will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally be expected to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Fund’s payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.
In October 2020, the SEC adopted Rule 18f-4 under the 1940 Act. Rule 18f-4 regulates the use by registered investment companies of derivatives and many related instruments. The requirements of Rule 18f-4 will apply to when-issued, forward settling, or non-standard settlement cycle transactions that do not physically settle within 35 days. The compliance date for Rule 18f-4 is August 19, 2022.
LIBOR and Other Reference Rates. The Fund’s investments, payment obligations and financing terms may be based on floating rates, such as LIBOR, Secured Overnight Financing Rate (SOFR), European Interbank Offer Rate (EURIBOR), Sterling Overnight Interbank Average Rate (SONIA), and other similar types of reference rates (Reference Rates). The elimination of a Reference Rate or any other changes or reforms to the determination or supervision of a Reference Rate could have an adverse impact on the market for, or value of, any securities or payments linked to those Reference Rates. In addition, any substitute Reference Rate and any pricing adjustments imposed by a regulator or by counterparties or otherwise may adversely affect the Fund’s performance and/or NAV.
In 2017, the head of the U.K. Financial Conduct Authority announced a desire to phase out the use of LIBOR by the end of 2021. As a result, market participants have begun transitioning away from LIBOR, but certain obstacles remain with regard to converting certain securities and transactions to a new benchmark or benchmarks. On March 5, 2021, the Financial Conduct Authority officially announced the cessation and non‐representation dates on various LIBOR benchmarks. Certain widely used US dollar denominated LIBOR rate settings will continue to be published in representative forms until June 30, 2023. There remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement rate, and any potential effects of the transition away from LIBOR on the Fund or its investments are not known. Actions by regulators have resulted in the establishment of alternative reference rates to LIBOR in most major currencies. The U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee (comprised of major derivative market participants and their regulators), has begun publishing SOFR, which is intended to replace U.S. dollar LIBOR. Proposals for alternative reference rates for other currencies have also been announced or have already begun publication.
Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. Markets are slowly developing in response to these new rates. Questions around liquidity impacted by these rates, and how to appropriately adjust these rates at the time of transition, remain a concern for the Fund. Any additional regulatory or market changes that occur as a result of the transition away from LIBOR and the adoption of alternative reference rates may have an adverse impact on the value of the Fund's investments, performance or financial condition, and might lead to increased volatility and illiquidity in markets that currently rely on LIBOR to determine interest rates. The transition process could also lead to a reduction in the value of some LIBOR-based investments. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could result in losses to the Fund. The effect of the discontinuation of LIBOR on the Fund will vary depending, among other things, on (1) existing fallback or termination provisions in individual contracts and (2) whether, how, and when industry participants develop and adopt new reference rates and fallbacks for both legacy and new products and instruments. Accordingly, it is difficult to predict the full impact of the transition away from LIBOR on the Fund until new reference rates and fallbacks for both legacy and new products, instruments and contracts are commercially accepted.
Illiquid Investments. Pursuant to Rule 22e-4 under the 1940 Act, the Fund may not acquire any “illiquid investment” if, immediately after the acquisition, the Fund would have invested more than 15% of its net assets in illiquid investments that are assets. An illiquid investment is an investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.
The Fund has implemented a written liquidity risk management program and related procedures (“Liquidity Program”) that are reasonably designed to assess and manage the Fund’s “liquidity risk” (defined by the U.S. Securities and Exchange Commission (“SEC”) as the risk that a Fund could not meet requests to redeem shares issued by the Fund without significant dilution of remaining investors’ interests in the Fund) pursuant to certain provisions of Rule 22e-4, as they relate to the Fund. The liquidity of the Fund’s portfolio investments is determined based on relevant market, trading and investment-specific considerations under the Liquidity Program. The adoption of the Liquidity Program is not a guarantee that the Fund will have sufficient liquidity to satisfy its redemption requests in all market conditions or that redemptions can be effected without diluting remaining investors in the Fund.
Zero Coupon Securities. These securities are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.
Because the Fund accrues taxable income from zero coupon securities without receiving regular interest payments in cash, the Fund may be required to sell portfolio securities in order to pay a dividend. Investing in these securities might also force the Fund to sell portfolio securities to maintain portfolio liquidity.
Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturity that make regular distributions of interest.
Policy on Disclosure of Portfolio Securities
The Trust has adopted, on behalf of the Fund, policies and procedures relating to disclosure of the Fund’s portfolio securities. The policies and procedures are designed to allow disclosure of portfolio holdings information where necessary to the operation of the Fund or useful to the Fund’s shareholders without compromising the integrity or performance of the Fund. Except when there are legitimate business purposes for selective disclosure and other conditions (designed to protect the Fund and its shareholders) are met, the Fund does not provide or permit others to provide information about its portfolio holdings on a selective basis. Under no circumstances may the Fund, Thrivent Asset Mgt. or their affiliates receive any consideration or compensation for disclosing portfolio holdings information.
The Fund includes portfolio holdings information as required in regulatory filings and shareholder reports. The Fund’s portfolio holdings are disclosed on a regular basis in its semiannual and annual reports to shareholders. The Fund also publicly discloses its complete portfolio holdings as of its first and third fiscal quarter-ends on Form N-PORT. In addition, the Fund may disclose portfolio holdings information in response to requests by governmental authorities. Thrivent Asset Mgt. may distribute or authorize the distribution of information that is not publicly available about the Fund’s portfolio holdings as follows: (i) to its employees and affiliates that provide services to the Fund, (ii) to the Fund’s service providers who require access to the information in order to fulfill their contractual duties relating to the Fund (such service providers may include the Fund’s custodian, auditor, proxy voting service provider, pricing service vendors, liquidity vendors, securities lending agent, and printer), (iii) to certain other parties, such as third-party consultants and ratings and ranking organizations, and (iv) to broker/dealers and certain other entities in order to assist the Fund with potential transactions and management of the Fund.
Before any non-public disclosure of information about the Fund’s portfolio holdings is permitted, however, the Trust’s Chief Compliance Officer or Chief Legal Officer must determine that the Fund has a legitimate business purpose for providing the portfolio holdings information, that the release of this information, including the frequency and time lag, will not disadvantage the Fund, that the disclosure is in the best interests of the Fund’s shareholders, and that the recipient agrees or has a duty (i) to keep the information confidential and (ii) not to trade directly or indirectly based on the information. Accordingly, all of the persons with whom an arrangement is made for non-public disclosure will have satisfied the aforementioned requirements.
In accordance with these policies and procedures, the Fund has ongoing arrangements with the following service providers to provide the Fund’s portfolio holdings information:
Service Provider	Service	Frequency
Bloomberg	Trading System & Data Vendor	Daily
Bloomberg BVAL	Pricing Service	Daily
Confluence	Regulatory Reporting Vendor	Monthly
Donnelley Financial Solutions, Inc.	Regulatory Printer	Quarterly
Donnelley Financial Solutions, Inc.	Website Content	Monthly
DTCC	Trade Matching Platform	Daily
FactSet Research Systems Inc.	Systems Vendor	Daily
Fidelity National Information Services, Inc.	Mutual Fund Accounting System Vendor	Daily
Fidelity National Information Services, Inc.	Personal Trading System Vendor	Daily
ICE Data Services	Pricing Service	Daily
IHS Markit	Pricing Service	Daily
Institutional Shareholder Services	Proxy Voting & Class Action Services Vendor	Daily
Morningstar, Inc.	Data Vendor	Monthly; 60-day lag
PricewaterhouseCoopers LLP	Independent Registered Public Accounting Firm	Annually
PricingDirect Inc.	Pricing Service	Daily
State Street Bank and Trust Company	Custodian	Daily
State Street Bank and Trust Company	Systems Vendor	Weekly
Wolters Kluwer	Systems Vendor	Monthly; 3-day lag
As part of the annual review of the compliance policies and procedures of the Fund, the Chief Compliance Officer will discuss the operation and effectiveness of this Policy and any changes to the Policy that have been made or recommended with the Board.
Investment Restrictions
The fundamental investment restrictions for the Fund are set forth below. These fundamental investment restrictions may not be changed without the approval of a majority of the shareholders of the Fund. The Fund may not:
1.
Borrow money, except as a temporary measure for extraordinary or emergency situations or to facilitate redemptions (not for leveraging or investment), provided that borrowing does not exceed an amount equal to one-third of the current value of the Fund’s assets taken at market value, less liabilities, other than borrowings. If at any time the Fund’s borrowings exceed this limitation due to a decline in net assets, such borrowings will, within three days, be reduced to the extent necessary to comply with this limitation.
2.
Make loans to any person or firm; provided, however, that the Fund is permitted to (i) lend portfolio securities, (ii) enter into repurchase agreements, (iii) purchase all or a portion of an issue of debt securities, bank loan participation interests, bank certificates of deposit, bankers’ acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities, and (iv) participate in an interfund lending program with other registered investment companies.
3.
Engage in the business of underwriting securities issued by others, except that the Fund will not be deemed to be an underwriter or to be underwriting on account of the purchase or sale of securities subject to legal or contractual restrictions on disposition.
4.
Issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act or any exemptive order or rule issued by the SEC.
5.
Invest 25% or more of the value of its total assets in securities of companies primarily engaged in any one industry, except that this restriction does not apply to U.S. Government securities (as such term is defined in the 1940 Act) and to instruments issued by domestic banks; provided, however, that concentration may occur as a result of changes in the market value of portfolio securities and from investments in bankers’ acceptances, certificates of deposit, time deposits and other similar instruments issued by foreign and domestic branches of U.S. and foreign banks.
6.
With respect to 75% of its total assets, invest in securities of any one issuer (other than securities issued by the U.S. government, its agencies and instrumentalities), if immediately thereafter and as a result of such investment (i) the current market value of the Fund’s holdings in the securities of such issuer exceeds 5% of the value of the Fund’s assets, or (ii) the Fund owns more than 10% of the outstanding voting securities of the issuer.
7.
Purchase or sell real estate or real estate mortgage loans; provided, however, that the Fund may invest in securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.
The concentration policy of the Fund (as set forth in Investment Restriction No. 5, above) permits the Fund to invest, without limit, in bankers’ acceptances, certificates of deposit and similar instruments issued by (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), (iii) foreign branches of U.S. banks (in circumstances in which the Fund will have recourse to the U.S. bank for the obligations of the foreign branch), and (iv) foreign branches of foreign banks to the extent that the Adviser determines that the foreign branches of foreign banks are subject to the same or substantially similar regulations as U.S. banks. The Fund may concentrate in such instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Fund’s quality standards in the banking industry justify any additional risks associated with the concentration of the Fund’s assets in such industry.
With respect to the fundamental investment restriction above about industry concentration, the Adviser will define industries according to any one or more widely recognized third-party providers and/or as defined by the Adviser. Third-party industry lists may include the Bloomberg Classification System and the Standard and Poor’s Global Industry Classification Standard (GICS) (industry level). The Adviser will also have broad authority to make exceptions from third-party industry lists and determine for the Fund how to classify issuers within or among industries based on such issuer’s characteristics and subject to applicable law.
The Trust has received an exemptive order (the “Order”) from the SEC that allows the Fund, along with other portfolios managed by the Adviser (each a “Participating Fund”), to engage in an interfund lending program (the “Program”). The Program enables a Participating Fund to lend cash directly to and borrow money from other participating funds for temporary purposes. Under the Program, all loans will be made by the Fund. The Program is subject to a number of conditions set forth in the application for the exemptive order, as amended (the “Application”), and the Order, including, among other things, (i) the requirement that the interfund loan rate is more favorable to the lending Participating Fund than the highest current overnight repurchase agreement rate available to the lending Participating Fund (the “Repo Rate”), and more favorable to the borrowing Participating Fund than the rate available that day for cash overdraft from the borrowing Participating Fund’s custodian (the “Bank Loan Rate”); (ii) that no Participating Fund may borrow through the Program on an unsecured basis unless the Participating Fund’s outstanding borrowings from all sources immediately after the interfund borrowing total less than 10% of its total assets; provided that if the Participating Fund has as secured loan outstanding from any other lender, including but not limited to another Participating Fund, the Participating Fund’s interfund borrowing will be secured on at least an equal priority basis with at least an equivalent percentage of collateral to loan value as any outstanding loan that requires collateral; (iii) if a Participating Fund’s total outstanding borrowings immediately after an interfund borrowing would be greater than 10% of its total assets, the Participating Fund may borrow through the Program only on a secured basis; (iv) no Participating Fund may lend money if the loan would cause its aggregate outstanding loans through the Program to exceed 15% of its net assets at the time of the loan; (v) a lending Participating Fund may not loan in excess of 5% of its net assets to any one Participating Fund; and (vi) each interfund loan may be called on one business day’s notice by a lending Participating Fund. The Bank Loan Rate will be determined using a formula established by the Board. The interfund loan rate will be the average of the Repo Rate and the Bank Loan Rate. All interfund loans and borrowings must comply with the conditions set forth in the Application and the Order, which are designed to ensure fair and equitable treatment of all Participating Funds.
The Fund may participate in the Program only to the extent that its participation is consistent with the Fund’s investment objectives, limitations, and organizational documents. Upon implementation of the Program, Thrivent Asset Mgt. administers the Program according to procedures approved by the Board.
The Fund is prohibited from acquiring the securities of any investment company or company relying on Section 3(c)(1) or 3(c)(7) of the 1940 Act in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act.
Item 17. Management of the Fund
The Board is responsible for overseeing the Adviser and other service providers who manage the Fund’s day-to-day business affairs and for exercising all powers except those reserved to the shareholders; the Board also has these responsibilities with respect to the other five series of the Trust. Each Trustee also serves as:
•
Trustee of Thrivent Mutual Funds, a registered investment company consisting of 25 series, which offers Class A and Class S shares;
•
Director of Thrivent Series Fund, Inc., a registered investment company consisting of 32 portfolios that serve as underlying funds for variable contracts issued by Thrivent Financial for Lutherans (“Thrivent Financial”) and separate accounts of insurance companies not affiliated with Thrivent Financial; and
•
Trustee of Thrivent Cash Management Trust, a registered investment company consisting of one Fund that serves as a cash collateral fund for a securities lending program sponsored by Thrivent Financial.
David S. Royal and Michael W. Kremenak also serve as Trustees of Thrivent Church Loan and Income Fund, a closed-end registered investment company for which the Adviser serves as investment adviser. None of the other Trustees serves on the board of the Thrivent Church Loan and Income Fund.
The Trust, Thrivent Mutual Funds, Thrivent Series Fund, Inc., and Thrivent Cash Management Trust are collectively referred to as the “Thrivent Funds,” and together with Thrivent Church Loan and Income Fund the “Fund Complex.”
Leadership Structure and Oversight Responsibilities
Overall responsibility for oversight of the Trust and the Fund rests with the Board. The Board has engaged Thrivent Asset Mgt. to manage the Fund on a day-to-day basis. The Board is responsible for overseeing Thrivent Asset Mgt. and other service providers in the operation of the Trust in accordance with the provisions of the 1940 Act, applicable provisions of Delaware law, other applicable laws, and the Trust’s organizational documents. The Board is currently composed of seven members, including five Independent Trustees and two Interested Trustees. An “Independent Trustee” is not an “interested person” (as defined in the 1940 Act) of the Trust, while an “Interested Trustee” is. The Board conducts regular meetings four times a year. In addition, the Board holds special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Trustees have engaged independent legal counsel and an industry consultant to assist them in performance of their oversight responsibilities.
The Board has appointed an Independent Trustee to serve in the role of Chair. The Chair’s role is to preside at all meetings of the Board and to act as a liaison with service providers, officers, attorneys, and other Trustees generally between meetings. The Chair may also perform such other functions as may be delegated by the Board from time to time. Except for duties specified herein or pursuant to the Trust’s organizational documents, the designation of Chair does not impose on such Independent Trustee any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Board generally. The Board has established five standing committees (described in more detail below) to assist the Board in the oversight and direction of the business and affairs of the Trust, and from time to time may establish informal working groups to review and address the policies and practices of the Trust with respect to certain specified matters. The Board believes that the Board’s current leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview, and it allocates areas of responsibility among committees of the Trustees and the full Board in a manner that enhances effective oversight. The leadership structure of the Board may be changed at any time and in the discretion of the Board, including in response to changes in circumstances or the characteristics of the Trust.
The Trust and the Fund are subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Day-to-day risk management functions are subsumed within the responsibilities of Thrivent Asset Mgt. and other service providers (depending on the nature of the risk), which carry out the Fund’s investment management and business affairs. Each of Thrivent Asset Mgt. and the other service providers have their own, independent interest in risk management, and their policies and methods of carrying out risk management functions will depend, in part, on their individual priorities, resources and controls.
Risk oversight forms part of the Board’s general oversight of the Trust and the Fund and is addressed as part of various Board and committee activities. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight of the Trust, the Board, directly or through a committee, interacts with and reviews reports from, among others, Thrivent Asset Mgt., the Chief Compliance Officer of the Trust, the independent registered public accounting firm for the Trust, and internal auditors for Thrivent Asset Mgt., as appropriate, regarding risks faced by the Trust, and Thrivent Asset Mgt.’s risk management functions.
The Audit Committee of the Board, which is composed of all Independent Trustees, oversees management of financial risks and controls. The Audit Committee serves as the channel of communication between the independent auditors of the Trust and the Board with respect to financial statements and financial reporting processes, systems of internal control, and the audit process. A representative of business risk management, which functions as the Adviser’s internal audit group, meets with the Audit Committee and provides reports to the Committee on an as-needed basis (but at least annually). Although the Audit Committee is responsible for overseeing the management of financial risks, the entire Board is regularly informed of these risks through Audit Committee reports.
The Ethics and Compliance Committee of the Board, which is composed of all Independent Trustees, monitors ethical and compliance risks and oversees the legal and regulatory compliance matters of the Funds. The Ethics and Compliance Committee meets with and receives reports from the Trust’s Chief Compliance Officer, the Trust’s Privacy Officer, the Trust’s Anti-Money Laundering Officer and Thrivent Asset Mgt. personnel on matters relating to the compliance program, the anti-money laundering program, privacy, identity theft prevention, cybersecurity, business continuity planning and other areas. Although the Ethics and Compliance Committee is responsible for overseeing ethical and compliance risks, the entire Board is regularly informed of these risks through Ethics and Compliance Committee reports.
The Investment Committee of the Board, which is composed of all Independent Trustees, is designed to review investment strategies and risks in conjunction with its review of the Fund’s performance. Although the Investment Committee is responsible for oversight of investment risks, the entire Board is regularly informed of these risks through Investment Committee reports.
The Contracts Committee of the Board, which is composed of all of the Independent Trustees, assists the Board in fulfilling its duties with respect to the review and approval of contracts between the Trust and other entities, including entering into new contracts and the renewal of existing contracts. The Contracts Committee considers investment advisory, distribution, transfer agency, administrative service and custodial contracts, and such other contracts as the Board deems necessary or appropriate for the continuation of operations of the Trust.
The Governance and Nominating Committee of the Board, which is composed of all of the Independent Trustees, assists the Board in fulfilling its duties with respect to the governance of the Trust, including the review and evaluation of the composition and operation of the Board and its committees, the annual self-assessment of the Board and its committees and periodic review and recommendations regarding compensation of the Independent Trustees. The Governance and Nominating Committee makes recommendations regarding nominations for Trustees and will consider nominees suggested by shareholders sent to the attention of the President of the Trust.
The Board, either directly or through its committees, oversees the Fund’s liquidity risk through, among other things, receiving periodic reporting and presentations by investment and other personnel of the Adviser. Additionally, as required by Rule 22e-4 under the 1940 Act, the Trust implemented the Liquidity Program pursuant to the provisions of Rule 22e-4. The Board, including a majority of the Independent Trustees, approved the designation of a liquidity risk management program administrator (the “Liquidity Program Administrator”) who is responsible for administering the

Liquidity Program. The Board or one of its committees reviews, no less frequently than annually, a written report prepared by the Liquidity Program Administrator that addresses the operation of the Liquidity Program and assesses its adequacy and effectiveness of implementation.
The Board has appointed a Chief Compliance Officer who oversees the implementation and testing of the Fund’s compliance program and reports to the Board and the Ethics and Compliance Committee regarding compliance matters for the Fund and its principal service providers. In addition, as part of the Board’s annual review of the Trust’s advisory and other service provider agreements, the Board considers risk management aspects of these entities’ operations and the functions for which they are responsible. The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.
Neither the Trust’s organizational documents nor the charter of Governance and Nominating Committee set forth any specific qualifications to serve as a Trustee. However, the Governance and Nominating Committee has adopted qualification guidelines that the Governance and Nominating Committee may take into account in considering Trustee candidates and a process for evaluating potential candidates. The qualifications that the Governance and Nominating Committee may consider include, but are not limited to, a candidate’s connections to the Christian community, experience on other boards, occupation, business experience, education, knowledge regarding investment matters, diversity of experience, personal integrity and reputation and willingness to devote time to attend and prepare for Board and committee meetings. No one factor is controlling with respect to either the group or any individual.
The Board has concluded, based on each Trustee’s experience, qualifications, attributes or skills, on an individual basis and in combination with those of other Trustees, that each Trustee is qualified to serve on the Board. Among the attributes or skills common to all Trustees are their ability to review critically, evaluate, question, and discuss information provided to them, to interact effectively with each of the other Trustees, the Adviser, counsel, the Trust’s independent registered public accounting firm and other service providers, and to exercise effective and independent business judgment in the performance of their duties as Trustees. Each Trustee’s ability to perform his or her duties effectively has been attained through the Trustee’s business, consulting, public service, or academic positions and through experience from service as a board member of the Trust and other funds in the Fund Complex, another fund complex, public companies, or non-profit entities or other organizations as set forth below. Each Trustee’s ability to perform his or her duties effectively has been enhanced by his or her educational background, professional training, and/or other experiences. The following is a summary of each Trustee’s particular professional and other experience that qualifies each person to serve as a Trustee of the Trust. Additional details regarding the background of each Trustee are included in the table below this section.
Janice B. Case. Ms. Case has served as a Trustee on the Board of the Thrivent Funds since 2011 and as Chair of the Governance and Nominating Committee since 2012. She has over 40 years of experience in the electric utilities industry, including ten years as an executive officer of a Florida-based electric utility and holding company. Since leaving full-time corporate employment, Ms. Case gained mutual fund industry experience as a former director on the board of another fund complex. While a director on that board, she served on board committees, including as chair of the compensation and proxy voting committees, and as a member of the governance/nominating, contract review and audit committees. Ms. Case has also served as a director on several public corporate and non-profit boards.
Robert J. Chersi. Mr. Chersi has served as a Trustee on the Board of the Thrivent Funds and as Chair of the Audit Committee since 2017. He also has been determined by the Board to be an Audit Committee financial expert. Mr. Chersi has over 30 years of experience in the financial services industry and is the founder of Chersi Services LLC, a financial consulting firm. He is currently the Lead Independent Director and Audit Committee Chair at BrightSphere Investment Group plc. Mr. Chersi is also the Executive Director of the Center for Global Governance, Reporting and Regulation of the Lubin School of Business at Pace University and the Helpful Executive in Reach in the Department of Accounting and Information Systems at Rutgers University. He served as a Director of E*TRADE Bank and E*TRADE Financial Corporation from 2019 to 2020.
Michael W. Kremenak. Mr. Kremenak has served as a Trustee on the Board of the Thrivent Funds since 2021. He has served as Senior Vice President of the Thrivent Funds and Thrivent Church Loan and Income Fund since 2020 and is currently Head of Thrivent Mutual Funds. Mr. Kremenak joined Thrivent Financial in 2013 and served as Secretary and Chief Legal Officer of the Thrivent Funds from 2015 through 2020. Before joining Thrivent Financial, Mr. Kremenak worked in the legal department of a large asset management firm. Mr. Kremenak also served on the board of directors of a non-profit organization from 2014 to 2020, including on its Investment Committee.

Paul R. Laubscher. Mr. Laubscher has served as a Trustee on the Board of the Thrivent Funds since 2009, as Chair of the Board since 2019 and as Chair of the Investment Committee since 2022. He also previously served as Chair of the Investment Committee from 2010 through 2018. He is a holder of the Chartered Financial Analyst designation and has over 25 years of experience as a portfolio manager. Mr. Laubscher has served as a senior investment manager of the retirement fund of a large public technology company since 1997.
James A. Nussle. Mr. Nussle has served as a Trustee on the Board of the Thrivent Funds since 2011 and as Chair of the Ethics and Compliance Committee since 2022. He has more than 20 years of public service experience, including serving as a Representative from Iowa in the House of Representatives from 1991 through 2007 and as Director of the U.S. Office of Management and Budget. Mr. Nussle is the President and Chief Executive Officer of the Credit Union National Association, a national trade association for America’s credit unions. Mr. Nussle has gained experience as a director on the advisory board of a private equity firm and on the board of several non-profit organizations.
David S. Royal. Mr. Royal has served as a Trustee on the Board of the Thrivent Funds since 2015. He has over 21 years of experience advising and working for mutual fund complexes. He is currently the President and Chief Investment Officer of the Thrivent Funds, and he has served as Executive Vice President, Chief Investment Officer of Thrivent Financial since 2017. Prior to his current position, Mr. Royal was Deputy General Counsel for Thrivent Financial and the Secretary and Chief Legal Officer of the Thrivent Funds. He has served as President of Thrivent Church Loan and Income Fund since 2018. Before joining Thrivent Financial, Mr. Royal was a partner at an international law firm based in Chicago. Mr. Royal teaches a course at a law school about the investment management industry and also serves on the board of directors of a non-profit organization.
Constance L. Souders. Ms. Souders has served as a Trustee on the Board of the Thrivent Funds since 2007 and as Chair of the Contracts Committee since 2010. She also served as the Audit Committee financial expert from 2010 through 2016. Ms. Souders has over 20 years of experience in the mutual fund industry, including eight years as the former Treasurer of a mutual fund complex and registered investment adviser and the Financial and Operations General Securities Principal of a mutual fund broker-dealer.
The following table provides additional information about the Trustees and officers of the Trust.
Interested Trustees (1)
Name, Address and Year of Birth (2)	Position with Trust and Length of Service (3)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During Past 5 Years	Other Directorships Held Currently and within Past Five Years
David S. Royal (1971)	Chief Investment Officer since 2017; Trustee and President since 2016	65	Executive Vice President, Chief Investment Officer, Thrivent Financial since 2017; President, Mutual Funds since 2015; Vice President, Thrivent Financial from 2015 to 2017
Currently, Director of
Thrivent Trust
Company, Advisory
Board Member of
Twin Bridge Capital
Partners, Member of
Supervisory
Committee of
Thrivent Federal
Credit Union, and
Director of YMCA of
the North; Director of
Children’s Cancer
Research Fund until
2019

Michael W. Kremenak (1978)	Trustee since 2021; Senior Vice President since 2020	65	Senior Vice President and Head of Mutual Funds, Thrivent Financial since 2020; Vice President, Thrivent Financial from 2015 to 2020	Director of People Serving People from 2014 to 2020

Independent Trustees (4)
Name, Address and Year of Birth (2)	Position with Trust and Length of Service (3)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During the Past 5 Years	Other Directorships Held Currently and within Past Five Years
Janice B. Case (1952)	Trustee since 2016	64	Retired	Independent Trustee of North American Electric Reliability Corporation from 2008 to 2020
Robert J. Chersi (1961)	Trustee since 2017	64	Founder of Chersi Services LLC (consulting firm) since 2014
Director and member
of the Audit and Risk
Oversight
Committees of
E*TRADE Financial
Corporation and
Director of E*TRADE
Bank from 2019 to
2020; Lead
Independent Director
since 2019 and
Director and Audit
Committee Chair at
BrightSphere
Investment Group
plc since 2016

Paul R. Laubscher (1956)	Trustee since 2016	64	Portfolio Manager for U.S. private real estate and private equity portfolios of IBM Retirement Funds	None
James A. Nussle (1960)	Trustee since 2016	64
President and Chief Executive
Officer of Credit Union National
Association since
September 2014; Director of
Portfolio Recovery Associates
(PRAA) since 2010; CEO of The
Nussle Group LLC (consulting
firm) since 2009
				None
Constance L. Souders (1950)	Trustee since 2016	64	Retired	None
Officers
Name, Address and Year of Birth (2)	Position with Trust and Length of Service (3)	Principal Occupation During the Past 5 Years
David S. Royal (1971)	Chief Investment Officer since 2017; Trustee and President since 2016	Executive Vice President, Chief Investment Officer, Thrivent Financial since 2017; President, Mutual Funds since 2015; Vice President, Thrivent Financial from 2015 to 2017
Michael W. Kremenak (1978)	Trustee since 2021; Senior Vice President since 2020	Senior Vice President and Head of Mutual Funds, Thrivent Financial since 2020; Vice President, Thrivent Financial from 2015 to 2020

Name, Address and Year of Birth (2)	Position with Trust and Length of Service (3)	Principal Occupation During the Past 5 Years
Gerard V. Vaillancourt (1967)	Treasurer and Principal Accounting Officer since 2016	Vice President and Mutual Funds Chief Financial Officer, Thrivent Financial since 2017; Vice President, Mutual Fund Accounting, Thrivent Financial from 2006 to 2017
Edward S. Dryden (1965)	Chief Compliance Officer since 2016	Vice President, Chief Compliance Officer – Thrivent Funds, Thrivent Financial since 2018; Director, Chief Compliance Officer – Thrivent Funds, Thrivent Financial from 2010 to 2018
John D. Jackson (1977)	Secretary and Chief Legal Officer since 2020	Senior Counsel, Thrivent Financial since 2017; Associate General Counsel, RBC Global Asset Management (US) Inc. from 2011 to 2017
Kathleen M. Koelling (5) (1977)	Privacy Officer since 2016
Vice President, Deputy General Counsel, Thrivent Financial since
2018; Privacy Officer, Thrivent Financial since 2011; Anti-Money
Laundering Officer, Thrivent Financial from 2011 to 2019; Vice
President, Managing Counsel, Thrivent Financial from 2016 to 2018;
Senior Counsel, Thrivent Financial from 2002 to 2016

Sharon K. Minta (5) (1973)	Anti-Money Laundering Officer since 2019
Director, Compliance and Anti-Money Laundering Officer of the
Financial Crimes Unit, Thrivent Financial since 2019; Compliance
Manager of the Financial Crimes Unit, Thrivent Financial from 2014 to
2019

Troy A. Beaver (1967)	Vice President since 2016	Vice President, Mutual Funds Marketing & Distribution, Thrivent Financial since 2015
Monica L. Kleve (1969)	Vice President since 2019	Vice President, Investment Operations, Thrivent Financial since 2019; Director, Investments Systems and Solutions, Thrivent Financial from 2002 to 2019
Kathryn A. Stelter (1962)	Vice President since 2016
Vice President, Operations Development, Thrivent Financial since
2021; Vice President, Mutual Funds Chief Operations Officer, Thrivent
Financial since 2017; Director, Mutual Fund Operations, Thrivent
Financial from 2014 to 2017

Jill M. Forte (1974)	Assistant Secretary since 2016	Senior Counsel, Thrivent Financial since 2017; Counsel, Thrivent Financial from 2015 to 2017
Sarah L. Bergstrom (1977)	Assistant Treasurer since 2016	Head of Mutual Fund Accounting, Thrivent Financial since 2017; Director, Fund Accounting Administration, Thrivent Financial from 2007 to 2017

(1)
“Interested person” of the Trust as defined in the 1940 Act by virtue of a position with Thrivent Financial. Mr. Royal and Mr. Kremenak are considered interested persons because of their principal occupations with Thrivent Financial.
(2)
Unless otherwise noted, the address for each Trustee and Officer is 901 Marquette Avenue, Suite 2500, Minneapolis, MN 55402-3211.
(3)
Each Trustee generally serves an indefinite term until her or his successor is duly elected and qualified. Officers generally serve at the discretion of the Board until their successors are duly appointed and qualified.
(4)
The Trustees, other than Mr. Royal and Mr. Kremenak, are not “interested persons” of the Trust and are referred to as “Independent Trustees.”
(5)
The address for this officer is 4321 North Ballard Road, Appleton, WI 54913.

Committees of the Board of Trustees
Committee	Members (1)	Function	Meetings Held During Last Fiscal Year
Audit	Janice B. Case Robert J. Chersi Paul R. Laubscher James A. Nussle Constance L. Souders
The 1940 Act requires that the Trust’s independent auditors be selected by a majority of those Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust. The Audit
Committee is responsible for recommending the engagement or
retention of the Trust’s independent accountants, reviewing with the independent accountants the plan and the results of the
auditing engagement, approving professional services,
including permitted non-audit services, provided by the
independent accountants prior to the performance of such
services, considering the range of audit and non-audit fees, reviewing the independence of the independent accountants,
reviewing the scope and results of procedures of internal
auditing, and reviewing the system of internal accounting
control.
			5
Contracts	Janice B. Case Robert J. Chersi Paul R. Laubscher James A. Nussle Constance L. Souders	The function of the Contracts Committee is to assist the Board in fulfilling its duties with respect to the review and approval of contracts between the Trust and other entities, including entering into new contracts and the renewal of existing contracts. The Contracts Committee considers investment advisory, distribution, transfer agency, administrative service and custodial contracts, and such other contracts as the Board deems necessary or appropriate for the continuation of operations of the Trust.	6
Ethics and Compliance	Janice B. Case Robert J. Chersi Paul R. Laubscher James A. Nussle Constance L. Souders	The function of the Ethics and Compliance Committee is to monitor the ethics of the Adviser and oversee the legal and regulatory compliance matters of the Funds.	4
Governance and Nominating	Janice B. Case Robert J. Chersi Paul R. Laubscher James A. Nussle Constance L. Souders	The Governance and Nominating Committee of the Board assists the Board in fulfilling its duties with respect to the governance of the Trust, including recommendations regarding evaluation of the Board, compensation of the Trustees and composition of the committees and the Board’s membership. The Governance and Nominating Committee makes recommendations regarding nominations for Trustees and will consider nominees suggested by shareholders sent to the attention of the President of the Trust.	5
Investment	Janice B. Case Robert J. Chersi Paul R. Laubscher James A. Nussle Constance L. Souders	The Investment Committee assists the Board in its oversight of the investment performance of the Funds; the Fund’s consistency with its investment objective and style; and management’s selection of any applicable benchmarks, peer groups and other performance measures for the Fund. In addition, the Committee assists the Board in its review of investment-related aspects of management’s proposals such as any new series of the Trust or reorganizations of the Trust or its series.	6

(1)
All of the Independent Trustees serve as members of each Committee.

Beneficial Interest in the Trust by Trustees
The following table provides information, as of December 31, 2021, regarding the dollar range of beneficial ownership by each Trustee of the Trust. The dollar range shown in the third column reflects the aggregate amount of each Trustee’s beneficial ownership in all registered investment companies within the investment company complex that are overseen by the Trustee. For Independent Trustees only, the third column includes each Trustee’s deferred compensation, which is effectively invested in Thrivent Mutual Funds. For more information on the deferred compensation plan and for the aggregate amount of each Trustee’s deferred compensation, see “Compensation of Trustees and Officers” below.
Interested Trustees
Name of Trustee	Dollar Range of Beneficial Ownership in the Trust	Aggregate Dollar Range of Beneficial Ownership in All Registered Investment Companies Overseen by the Trustee in the Investment Company Complex
David S. Royal	None	Over $100,000
Michael W. Kremenak	None	Over $100,000
Independent Trustees
Name of Trustee	Dollar Range of Beneficial Ownership in the Trust	Aggregate Dollar Range of Beneficial Ownership in All Registered Investment Companies Overseen by the Trustee in the Investment Company Complex
Janice B. Case	None	Over $100,000
Robert J. Chersi	None	Over $100,000
Paul R. Laubscher	None	Over $100,000
James A. Nussle	None	Over $100,000
Constance L. Souders	None	Over $100,000
Compensation of Trustees and Officers
The Trust makes no payments to any of its officers for services performed for the Trust. The Independent Trustees are paid an annual base compensation of $210,000 to serve on the Boards of the Thrivent Funds. Each Trustee also receives $10,000 for each in-person meeting attended. The Board Chair is compensated an additional $80,000 per year; the Chair of the Audit Committee, who also serves as the Audit Committee Financial Expert, is compensated an additional $40,000 per year; the Chair of the Contracts Committee, the Chair of the Investment Committee, the Chair of the Governance and Nominating Committee and the Chair of the Ethics and Compliance Committee are each compensated an additional $20,000 per year. Independent Trustees are reimbursed by the Trust for any expenses they may incur by reason of attending Board meetings or in connection with other services they may perform in connection with their duties as Trustees of the Trust. The Trustees receive no pension or retirement benefits in connection with their service to the Trust.
The following table provides the amounts of compensation paid to the Trustees either directly or in the form of payments made into a deferred compensation plan for the fiscal year ended October 31, 2021:
Name of Trustee (1)	Aggregate Compensation from Trust for Fiscal Year Ending October 31, 2021	Total Compensation Paid by Trust and the Fund Complex for Fiscal Year Ending October 31, 2021
Janice B. Case	$4,911	$247,500
Robert J. Chersi	$5,308	$267,500
Marc S. Joseph(2)	$4,911	$247,500
Paul R. Laubscher	$6,101	$307,500
James A. Nussle	$4,514	$227,500
Verne O. Sedlacek(3)	$4,911	$247,500
Constance L. Souders	$4,911	$247,500

(1)
The Trust has adopted a deferred compensation plan for the benefit of the disinterested Trustees of the Trust who wish to defer receipt of a percentage of eligible compensation which they otherwise are entitled to receive from the Trust. Compensation deferred is effectively invested in Thrivent Mutual Funds, the allocation of which is determined by the individual Trustee. The Trustees participating in the deferred compensation plan do not actually own shares of the Thrivent Mutual Funds through the plan, since deferred compensation is a general liability of the Thrivent Mutual Funds. However, a Trustee’s return on compensation deferred is economically equivalent to an investment in the applicable Thrivent Mutual Funds. For compensation paid during the fiscal year ended October 31, 2021, the total amount of deferred compensation payable to the Trustees was $0.
(2)
Mr. Joseph resigned from his position on the Board in January 2022.
(3)
Mr. Sedlacek passed away in December 2021.
Code of Ethics
The Trust and Thrivent Asset Mgt. have each adopted a code of ethics pursuant to the requirements of the 1940 Act. Under the Codes of Ethics, personnel are only permitted to engage in personal securities transactions in accordance with certain conditions relating to such person’s position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be held by the Fund are permitted, subject to compliance with applicable provisions of the Code. Personal securities transactions must be reported quarterly, and broker confirmations of such transactions must be provided for review.
Proxy Voting Policies
The Board has delegated to Thrivent Asset Mgt., the Trust’s investment adviser, the responsibility for voting any proxies with respect to the Fund in accordance with the proxy voting policies adopted by Thrivent Asset Mgt. The Adviser’s proxy voting policy is included in Appendix B. Information regarding how the Trust voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 is available without charge by calling 800-847-4836, or at SEC.gov where it is filed on form N-PX.
Item 18. Control Persons and Principal Holders of Securities
Control Persons and Principal Holders
The shareholders of the Fund are affiliates of the Fund, which is managed by Thrivent Asset Mgt. The shareholders include other mutual funds advised by Thrivent Asset Mgt. or affiliates of Thrivent Financial. The table below identifies the Thrivent sponsored mutual funds that own of record or are known by the Trust to own beneficially 5% or more of any class of the Fund’s outstanding shares (Principal Holders) or 25% or more of the Fund’s outstanding shares (Control Persons). A shareholder who beneficially owns more than 25% of the Fund’s shares is presumed to “control” the Fund, as that term is defined in the 1940 Act, and may have a significant impact on matters submitted to a shareholder vote. A shareholder who beneficially owns more than 50% of the Fund’s outstanding shares may be able to approve proposals, or prevent approval of proposals, without regard to votes by other Fund shareholders. The information provided in the table for the Fund is as of January 31, 2022.
Fund	Shareholder	Percent Owned
Thrivent Core Short-Term Reserve Fund	Thrivent Moderate Allocation Portfolio	23.97%
	Thrivent Moderately Aggressive Allocation Portfolio	13.26%
	Thrivent Moderately Conservative Allocation Portfolio	13.10%
	Thrivent Moderate Allocation Fund	8.03%
	Thrivent Moderately Aggressive Allocation Fund	6.89%
Management Ownership
As of January 31, 2022, the officers and Trustees as a group beneficially owned less than 1% of the shares of the Trust.

Item 19. Investment Advisory and Other Services
Service Providers
Most of the Fund’s necessary day-to-day operations are performed by service providers under contract to the Trust. The principal service providers for the Fund are:
Investment Adviser:	Thrivent Asset Mgt.
Administrator:	Thrivent Asset Mgt.
Distributor:	Thrivent Distributors, LLC
Custodian:	State Street Bank and Trust Company
Transfer Agent:	Thrivent Financial Investor Services Inc.
Independent Registered Public Accounting Firm:	PricewaterhouseCoopers LLP
Adviser
Thrivent Asset Mgt. serves as the investment adviser to the Fund pursuant to an Advisory Agreement dated as of May 2, 2016 (“Advisory Agreement”), by and between the Adviser and the Trust. Thrivent Asset Mgt. is an indirect wholly owned subsidiary of Thrivent Financial. The Adviser’s mailing address is 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211. The following officers of the Trust are affiliated with Thrivent Asset Mgt. in the capacities listed:
Affiliated Person	Position with Trust	Position with Thrivent Asset Mgt.
David S. Royal	Trustee, President and Chief Investment Officer	Elected Manager and President
Michael W. Kremenak	Trustee and Senior Vice President	Elected Manager
Gerard V. Vaillancourt	Treasurer and Principal Accounting Officer	Elected Manager, Vice President, Chief Financial Officer and Treasurer
Edward S. Dryden	Chief Compliance Officer	Chief Compliance Officer
John D. Jackson	Secretary and Chief Legal Officer	Assistant Secretary
Kathleen M. Koelling	Privacy Officer	Privacy Officer
Sharon K. Minta	Anti-Money Laundering Officer	Anti-Money Laundering Officer
Troy A. Beaver	Vice President	Vice President
Monica L. Kleve	Vice President	Vice President and Chief Operating Officer
Under the Advisory Agreement, the Adviser directs the Fund’s investments in accordance with its investment objective, policies and limitations. For these services, as stated in the Prospectus, the Fund does not pay a fee to the Adviser.
The Advisory Agreement was approved by the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust, as such term is defined in Section 2(a) (19) of the 1940 Act (“Independent Trustees”), and, after an initial term of two years, will continue in effect from year to year provided that the Advisory Agreement is approved by the Trustees, including a majority of the Independent Trustees on an annual basis. The Advisory Agreement may be terminated without penalty by the Adviser upon 60 days’ written notice, or by the Trust on behalf of the Fund upon 60 days’ written notice, and will terminate automatically upon its assignment.
Administrator
Thrivent Asset Mgt. (the “Administrator”) serves as the administrator of the Fund pursuant to an Administration Contract dated as of May 2, 2016 (“Administration Contract”) by and between Thrivent Asset Mgt. and the Trust. Under the Administration Contract, the Administrator will, among other things, (i) provide the Fund with administrative and clerical services, including the maintenance of the Fund’s books and records (ii) arrange the periodic updating of the Trust’s Registration Statement and offering materials, and (iii) provide proxy materials and reports to Fund shareholders and the SEC.
The Administrator also provides certain accounting and pricing services to the Trust. These services include calculating the Trust’s daily net asset value per share; maintaining original entry documents and books of record and general ledgers; posting cash receipts and disbursements; reconciling bank account balances monthly; recording purchases and sales; and preparing monthly and annual summaries to assist in the preparation of financial statements of, and regulatory reports for, the Trust. For these services, the Fund paid the Administrator $90,000 for the fiscal year ended October 31, 2021, $90,000 for the fiscal year ended October 31, 2020, and $90,000 for the fiscal year ended October 31, 2019.
The Administration Contract was approved initially for a one-year term by the Trustees and continues in effect from year to year upon annual approval of a majority of the Trustees, including a majority of the Independent Trustees. Either the Administrator or the Trust may terminate the Administration Contract upon providing 60 days prior written notice to the other party.
Distributor
Thrivent Distributors, LLC, 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402 serves as the principal underwriter and distributor for the Trust pursuant to a Distribution Agreement dated as of May 2, 2016 (“Distribution Agreement”) by and between Thrivent Distributors, LLC and the Trust.
The Distribution Agreement was initially approved by the Board of Trustees, including a majority of the Independent Trustees, for a two year period and continues in effect from year to year upon annual approval of the Trustees, including a majority of the Independent Trustees.
Custodian
State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, serves as the custodian for the Trust.
Transfer Agent
Thrivent Financial Investor Services Inc., 901 Marquette Avenue, Minneapolis, Minnesota 55402-3211 serves as the transfer agent for the Trust.
Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP, 45 South Seventh Street, Suite 3400, Minneapolis, Minnesota 55402, serves as the Trust’s independent registered public accounting firm providing professional services including audits of the Trust’s annual financial statements, assistance and consultation in connection with SEC filings, and review and signing of the annual income tax returns filed on behalf of the Trust.
Item 20. Portfolio Managers
Thrivent Asset Mgt. Portfolio Manager(s)
Other Accounts Managed by the Thrivent Asset Mgt. Portfolio Manager(s)
The following table provides information relating to other accounts managed by the Thrivent Asset Mgt. portfolio manager(s) as of October 31, 2021:
	Other Registered Investment Companies		Other Accounts
Portfolio Manager	# of Accounts Managed	Assets Managed	# of Accounts Managed	Assets Managed
William D. Stouten	3	$1,418,297,680	2	$2,879,514,611
The “Other Registered Investment Companies” represent series of Thrivent Series Fund, Inc., Thrivent Mutual Funds, and Thrivent Cash Management Trust. The Thrivent Asset Mgt. portfolio manager does not manage assets in pooled investment vehicles other than the registered companies noted above, and none of the accounts identified above have an investment advisory fee that is based on the performance of the account.

Compensation
Each portfolio manager of Thrivent Asset Mgt. is compensated by an annual base salary and an annual bonus, in addition to the various benefits that are available to all employees of Thrivent Financial. The annual base salary for each portfolio manager is a fixed amount that is determined annually according to the level of responsibility and performance. The annual bonus provides for a variable payment that is attributable to the relative performance of each fund or account managed by the portfolio manager measured for one-, three-, and five-year periods (to the extent the portfolio manager has been the portfolio manager for the portfolio(s) during such time period) against the median performance of other funds in the same peer groups, as classified by Lipper, Inc., or an index constructed with comparable criteria. Some portfolio managers also participate in Thrivent Financial’s long-term incentive plan, which provides for an additional variable payment based on the extent to which Thrivent Financial met corporate goals during the previous three-year period. Some portfolio managers are also eligible to participate in Thrivent Financial’s deferred compensation plan, which allows for the deferral of salary and bonus into certain affiliated and unaffiliated mutual funds up to an annual dollar limit.
Conflicts of Interest
The Adviser and its respective affiliates will be subject to certain conflicts of interest with respect to the services provided to the Fund. These conflicts will arise primarily, but not exclusively, from the involvement of the Adviser and the portfolio managers in other activities that from time to time conflict with the activities of the Fund. Portfolio managers at Thrivent Asset Mgt. typically manage multiple accounts. These accounts may include, among others, mutual funds, proprietary accounts and separate accounts (assets managed on behalf of pension funds, foundations and other investment accounts).
Managing and providing research to multiple accounts can give rise to potential conflicts of interest if the accounts have different objectives, benchmarks, time horizons, and fees as the portfolio manager must allocate his time and investment ideas across multiple accounts. In addition, the side-by-side management of these funds and accounts may raise potential conflicts of interest relating to cross trading, the allocation of investment opportunities and the aggregation and allocation of trades. Thrivent Asset Mgt. seeks to provide best execution of all securities transactions and aggregate and then allocate securities to client accounts in a fair and timely manner. To this end, Thrivent Asset Mgt. has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management.
Additional information about potential conflicts of interest is set forth in the Form ADV of the Adviser. A copy of Part 1 and Part 2A of the Adviser’s Form ADV is available on the SEC’s website (adviserinfo.sec.gov).
Ownership in the Fund(s)
The following table provides information, as of October 31, 2021 on the dollar range of beneficial ownership by each portfolio manager for the Fund he or she manages:
Portfolio Manager	Fund	Fund Ownership
William D. Stouten	Thrivent Core Short-Term Reserve Fund	$0
Item 21. Brokerage Allocation and Other Practices
All portfolio transactions are placed on behalf of the Fund by the Adviser. There is generally no stated commission in the purchase or sale of securities traded in the over-the-counter markets, including most debt securities and money market instruments. Rather, the price of such securities includes an undisclosed commission in the form of a mark-up or mark-down. The Fund did not pay any underwriting commissions during the fiscal year ending October 31, 2021.
Subject to the arrangements and provisions described below, the selection of a broker or dealer to execute portfolio transactions is usually made by the Adviser. The Advisory Agreement provides that in executing portfolio transactions and selecting brokers or dealers, the Adviser shall use its best efforts to seek, on behalf of the Fund, the best overall terms available. Ordinarily, securities will be purchased from primary markets, and the Adviser shall consider all factors it deems relevant in assessing the best overall terms available for any transaction, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, for the specific transaction and other transactions on a continuing basis.
The Advisory Agreement authorizes the Adviser to select brokers or dealers to execute a particular transaction. In evaluating the best overall terms available, the Adviser may consider the “brokerage and research services” (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or the Adviser (or its affiliates). The Adviser is authorized to cause the Fund to pay a commission to a broker or dealer who provides such brokerage and research services for executing a portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Adviser must determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided. To the extent applicable, the provisions of the European Union’s second Markets in Financial Instruments Directive, known as MiFID II, could have an impact on the allocation of brokerage transactions and the receipt and compensation for research services by the Adviser. Certain services received by the Adviser attributable to the portfolio transactions of the Fund may benefit one or more other accounts for which the Adviser or its affiliate exercises investment discretion, and may not directly benefit the particular accounts that generated the brokerage commissions used to acquire the research product or service, including the Fund. The Adviser does not charge a fee to the Fund for serving as the Fund’s investment adviser, so there is no advisory fee impact of the Adviser’s receipt of such brokerage and research services.
The Fund held no securities of its “regular brokers or dealers,” as that term is defined in Rule 10b-1 under the 1940 Act, as of October 31, 2021.
Item 22. Capital Stock and Other Securities
Under its Declaration of Trust, the Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value (if any) as the Trustees may determine from time to time, which may be divided into one or more series or classes of shares. Each share of any series shall represent an equal proportionate share in the assets of that series with each other share in that series. The Trustees may authorize the creation of additional series of shares and additional classes of shares within any series, subject to the terms of the Declaration of Trust. The Trustees have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each series and class of shares. As of the date of the SAI, the Trust is comprised of a single portfolio series with a single class of shares. Holders of such shares are entitled to receive dividends declared by the Trustees, and receive the assets of the Fund in the event of liquidation. Shareholders do not have preemptive or other rights to subscribe to any additional shares or other securities issued by the Trust, and all shares are fully paid and nonassessable. Shareholders have the right to vote only on matters as expressly required under the 1940 Act or under Chapter 38 of Title 12 of the Delaware Code.
As required under the 1940 Act, shareholders have the right at such times as may be permitted by the trustees to redeem all or any part of the shareholder’s shares at a redemption price equal to the net asset value per share as determined by the trustees and as described in this SAI. The trustees may postpone payment of the redemption price and may suspend the redemption right of shareholders during any period of time when and to the extent permissible under the 1940 Act.
The Declaration of Trust provides that no shareholder shall be subject to any personal liability to any person in connection with Trust property or the debts, liabilities, obligations or expenses of the Trust.
The Declaration of Trust may be amended by the Trustees, as described in the Declaration of Trust. Shareholders shall have the right to vote on any amendment to the Declaration of Trust if expressly required under the 1940 Act or other applicable law, or if submitted to them by the Trustees in their discretion.
The Trust will not have an annual meeting of shareholders unless required by law. The Trust generally holds shareholder meetings only when required by law or at the written request of shareholders owning at least 10% of the Trust’s outstanding shares entitled to vote for purposes of removing a trustee.

Item 23. Purchase, Redemption and Pricing of Shares
Manner in Which Shares are Offered and Redeemed
Shares of the Fund are being offered to the series of Thrivent Mutual Funds and Thrivent Series Fund, Inc., and other Thrivent entities. Shares of the Fund are sold on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended. Shares are not subject to a sales load or redemption fee, and assets of the Fund are not subject to a Rule 12b-1 fee. The Fund will pay redemption requests within seven days following receipt of all required documents, subject to the limited exceptions as permitted by the SEC.
Valuation of Trust Shares
The net asset value per share is generally determined at the close of regular trading on the NYSE, or any other day as provided by Rule 22c-1 under the 1940 Act. Determination of net asset value may be suspended when the NYSE is closed or if certain emergencies have been determined to exist by the Securities and Exchange Commission, as allowed by the 1940 Act. If the NYSE has an unscheduled early close but certain other markets remain open until their regularly scheduled closing time, the NAV may be determined as of the regularly scheduled closing time of the NYSE. If the NYSE and/or certain other markets close early due to extraordinary circumstances (e.g., weather, terrorism, etc.), the NAV may be calculated as of the early close of the NYSE and/or other markets. The NAV generally will not be determined on days when, due to extraordinary circumstances, the NYSE and/or certain other markets do not open for trading.
Net asset value per share is determined by adding the market or appraised value of all portfolio securities and other assets of the Fund; subtracting liabilities attributable to such Fund; and dividing the result by the number of shares outstanding.
The market value of the Fund’s portfolio securities is determined at the close of regular trading of the NYSE on each day the NYSE is open. The value of portfolio securities is determined in the following manner:
•
Exchange Traded Securities that are traded on U.S. exchanges or included in a national market system, including options, shall be valued at the last sale price on the principal exchange as of the close of regular trading on such exchange or the official closing price of the national market system. If there have been no sales and the exchange traded security is held long, the latest bid quotation is used. If the exchange traded security is held short, the latest ask quotation is used.
•
Over-the-counter securities held long for which reliable quotations are available shall be valued at the latest bid quotations. If the over-the-counter security is held short, it shall be valued at the latest ask quotation.
•
Fixed income securities traded on a national securities exchange will be valued at the last sale price on such securities exchange that day. If there have been no sales, the latest bid quotation is used.
•
Because market quotations are generally not “readily available” for many debt securities, foreign and domestic debt securities held by the Fund may be valued by an Approved Pricing Service (“APS”), using the evaluation or other valuation methodologies used by the APS. If quotations are not available from the APS, the Adviser’s Valuation Committee shall obtain a manual price from a broker or make a fair value determination.
•
The Fund may value debt securities with a remaining maturity of 60 days or less at amortized cost.
Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may consider institutional trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data employed in determining valuation for such securities.
All other securities and assets will be appraised at fair value pursuant to written procedures and overseen by the Board of Trustees.
Generally, trading in foreign securities, as well as U.S. Government securities, money market instruments and repurchase agreements, is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of shares of the Fund are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of the NYSE. Occasionally, events affecting the value of such securities and exchange rates may occur between the times at which they are determined and the close of the NYSE, which will not be reflected in the computation of net asset values. If events occur during such periods which materially affect the value of such securities, the securities will be valued at their fair market value.
For purposes of determining the net asset value of shares of the Fund all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars based upon an exchange rate quoted by a major bank that is a regular participant in the foreign exchange market. Foreign securities may also be priced on the basis of a pricing service that takes into account the quotes provided by a number of such major banks.
On December 3, 2020, the SEC adopted new rule 2a-5 (the Valuation Rule”) under the 1940 Act, establishing an updated regulatory framework for fund valuation which may impact the Fund's valuation policies. The Valuation Rule, among other things, provides a framework for good faith fair value determination and permits a Board to designate fair value determinations to a fund’s investment adviser. Further, the SEC is rescinding previously issued guidance on related issues. The Valuation Rule became effective on March 8, 2021, with a compliance date of September 8, 2022.
Item 24. Taxation of the Fund
Federal Taxes
The Fund intends to qualify each taxable year for treatment as a separate regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended. As a RIC, the Fund is not liable for federal income taxes on taxable net investment income and capital gain net income (capital gains in excess of capital losses) that it distributes to its shareholders, provided that the Fund distributes annually to its shareholders at least 90% of its net investment income and net short-term capital gain in excess of net long-term capital losses. For the Fund to qualify as a RIC it also must abide by all of the following requirements: (i) at least 90% of the Fund’s gross income each taxable year must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; (ii) at the close of each quarter of the Fund’s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs, and other securities, with such other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the total assets of the Fund and that does not represent more than 10% of the outstanding voting securities of such issuer, and (iii) at the close of each quarter of the Fund’s taxable year, not more than 25% of the market value of its total assets may be invested in the securities of any one issuer, or of two or more issuers in the same or similar industry which are controlled by the Fund (other than U.S. Government securities or the securities of other RICs).
The Fund will be subject to a nondeductible 4% federal excise tax to the extent it fails to distribute by the end of any calendar year an amount at least equal to the sum of: (a) 98% of its ordinary income for that year; (b) 98.2% of its capital gain net income for the one-year period ending on October 31 of that year; and (c) certain undistributed amounts from the preceding calendar year. For this and other purposes, dividends declared in October, November or December of any calendar year and made payable to shareholders of record in such month will be deemed to have been received on December 31 of such year if the dividends are paid by the Trust subsequent to December 31 but prior to February 1 of the following year.
For federal income tax purposes, all dividends are taxable to a shareholder whether paid in cash or in shares. Dividends from investment company taxable income, which includes net investment income and net short-term capital gain in excess of net long-term capital loss are taxable as ordinary income. Dividends from net long-term capital gain in excess of net short-term capital loss (“net capital gain”), if any, are taxable to a shareholder as long-term capital gains for federal income tax purposes without regard to the length of time a shareholder has held shares of the Fund. The federal income tax status of all distributions will be reported to shareholders annually.
Upon a redemption, exchange or other disposition of shares of the Fund in a transaction that is treated as a sale for tax purposes, a shareholder that is subject to tax generally will realize a taxable gain or loss on the difference between the redemption proceeds and the shareholder’s tax basis in his or her shares. If a shareholder receives (or is deemed to receive) a distribution taxable as long-term capital gain with respect to shares of the Fund and redeems or exchanges the shares without having held the shares for more than six months, then any loss on the redemption or exchange will be treated as long-term capital loss to the extent of the capital gain distribution. In addition, any loss realized on a redemption or other disposition of shares may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other investments in the same fund (including those made pursuant to reinvestment of dividends and/or capital gain distributions) within a period of 61 days beginning 30 days before and ending 30 days after the redemption or other disposition of the shares. In such a case, the disallowed portion of any loss generally would be included in the federal income tax basis of the shares acquired.
Shareholders may be subject to 24% backup withholding on reportable payments including dividends, capital gain distributions, and the proceeds of redemptions and exchanges, if they fail to furnish the Trust with their correct taxpayer identification number and certain certifications. The Fund may nevertheless be required to withhold if it receives notice from the Internal Revenue Service or a broker that the number provided is incorrect or backup withholding is applicable as a result of previous underreporting of interest or dividend income.
The foregoing discussion is only a summary of certain federal income tax issues generally affecting the Fund and its shareholders who are U.S. persons (i.e., U.S. citizens or residents and U.S. corporations, partnerships, trusts or estates) and who are subject to U.S. federal income tax. This discussion does not address special tax rules applicable to certain classes of investors, such as tax exempt or tax-deferred plans, accounts or entities, insurance companies, securities dealers and financial institutions.
Circumstances among investors may vary, and each investor is encouraged to discuss an investment in the Fund with the investor’s tax adviser regarding the applicable requirements in the investor’s particular state, as well as the federal, and any other state or local, tax consequences of ownership of, and receipt of distributions from, the Fund in the investor’s particular circumstance.
Item 25. Underwriters
Underwriting and Distribution Services
The Fund’s principal underwriter and distributor, Thrivent Distributors, is a Delaware limited liability company organized in 2015. Thrivent Distributors is an indirect wholly owned subsidiary of Thrivent Financial and is located at 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211. The officers and directors of Thrivent Distributors who are affiliated with the Trust are set forth below under “Affiliated Persons.”
The Distribution Agreement was initially approved by the Board of Trustees, including a majority of the Independent Trustees, on May 2, 2016 for a two year period, and will continue in effect from year to year so long as its continuance is approved at least annually by the Board of Trustees, including a majority of the Independent Trustees.
Underwriting Commissions
Thrivent Distributors does not receive underwriting commissions from the Trust.
12b-1 Distribution Plan
Assets of the Fund are not subject to a Rule 12b-1 fee.
Affiliated Persons
The following officers of Thrivent Distributors are affiliated with the Trust.
Affiliated Person	Position with Trust	Position with Thrivent Distributors
David S. Royal	Trustee, President and Chief Investment Officer	Elected Manager
Michael W. Kremenak	Trustee and Senior Vice President	Elected Manager
Gerard V. Vaillancourt	Treasurer and Principal Accounting Officer	Elected Manager and Vice President
Edward S. Dryden	Chief Compliance Officer	Chief Compliance Officer
John D. Jackson	Secretary and Chief Legal Officer	Secretary and Chief Legal Officer
Troy A. Beaver	Vice President	Chief Executive Officer

Affiliated Person	Position with Trust	Position with Thrivent Distributors
Kathryn A. Stelter	Vice President	Vice President
Item 26. Calculation of Performance Data
Not Applicable.
Item 27. Financial Statements
The annual report for Thrivent Core Short-Term Reserve Fund for the fiscal year ended October 31, 2021, which includes the Report of Independent Registered Public Accounting Firm and financial statements, is a separate report furnished with this SAI and is incorporated herein by reference.

Appendix A
Description of Debt Ratings
A Fund’s investments may range in quality from securities rated in the lowest category in which the Fund is permitted to invest to securities rated in the highest category (as rated by Moody’s or S&P, or, if unrated, determined by the Adviser to be of comparable quality). The percentage of a Fund’s assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:
High Quality Debt Securities are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by the Adviser.
Investment Grade Debt Securities are those rated in one of the four highest rating categories or, if unrated, deemed comparable by the Adviser.
Below Investment Grade, High Yield Securities (“Junk Bonds”) are those rated lower than Baa by Moody’s or BBB by S&P and comparable securities. They are deemed predominately speculative with respect to the issuer’s ability to repay principal and interest.
The following is a description of Moody’s and S&P’s rating categories applicable to fixed income securities.
Moody’s Investors Service, Inc.
Ratings assigned on Moody's global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Moody's defines credit risk as the risk that an entity may not meet its contractual financial obligations as they come due and any estimated financial loss in the event of default or impairment. The contractual financial obligations addressed by Moody’s ratings are those that call for, without regard to enforceability, the payment of an ascertainable amount, which may vary based upon standard sources of variation (e.g., floating interest rates), by an ascertainable date. Moody’s rating addresses the issuer’s ability to obtain cash sufficient to service the obligation, and its willingness to pay. Moody’s ratings do not address non-standard sources of variation in the amount of the principal obligation (e.g., equity indexed), absent an express statement to the contrary in a press release accompanying an initial rating. Long-term ratings are assigned to issuers or obligations with an original maturity of eleven months or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Moody’s issues ratings at the issuer level and instrument level on both the long-term scale and the short-term scale. Typically, ratings are made publicly available although private and unpublished ratings may also be assigned.
Moody’s differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf) to all structured finance ratings. The addition of (sf) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same. The (sf) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody’s aspires to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.
Global Long-Term Obligation Ratings
Moody’s long-term ratings are assigned to issuers or obligations with an original maturity of eleven months or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Aaa:	Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa:	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A:	Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa:	Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba:	Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B:	Obligations rated B are considered speculative and are subject to high credit risk.
Caa:	Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca:	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C:	Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*
* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Global Short-Term Ratings
Moody’s short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:
P-1:	Ratings of Prime-1 reflect a superior ability to repay short-term obligations.
P-2:	Ratings of Prime-2 reflect a strong ability to repay short-term obligations.
P-3:	Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.
NP:	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
US Municipal Short-Term Debt and Demand Obligation Ratings
Short-Term Obligation Ratings
We use the global short-term Prime rating scale for commercial paper issued by US municipalities and nonprofits. These commercial paper programs may be backed by external letters of credit or liquidity facilities, or by an issuer’s self-liquidity.
For other short-term municipal obligations, we use one of two other short-term rating scales, the Municipal Investment Grade (MIG) and Variable Municipal Investment Grade (VMIG) scales discussed below.
Moody's uses the MIG scale for US municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less. Under certain circumstances, we use the MIG scale for bond anticipation notes with maturities of up to five years.

MIG 1:
This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2:	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3:	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG:	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings
In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned. The components are a long-term rating and a short-term demand obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term demand obligation rating addresses the ability of the issuer or the liquidity provider to make payments associated with the purchase-price-upon-demand feature (“demand feature”) of the VRDO. The short-term demand obligation rating uses the VMIG scale. VMIG ratings with liquidity support use as an input the short-term Counterparty Risk Assessment of the support provider, or the long-term rating of the underlying obligor in the absence of third party liquidity support. Transitions of VMIG ratings of demand obligations with conditional liquidity support differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade. Please see our methodology that discusses demand obligations with conditional liquidity support.
For VRDOs, we typically assign the VMIG short-term demand obligation rating if the frequency of the demand feature is less than every three years. If the frequency of the demand feature is less than three years but the purchase price is payable only with remarketing proceeds, the short-term demand obligation rating is “NR”.
Industrial development bonds in the US where the obligor is a corporate may carry a VMIG rating that reflects Moody’s view of the relative likelihood of default and loss. In these cases, liquidity assessment is based on the liquidity of the corporate obligor.
VMIG 1:	This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 2:	This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 3:	This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short- term credit strength of the liquidity provider and structural and legal protections.
SG:
This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections.

S&P Global Ratings
Long-Term Issue Credit Ratings
Issue credit ratings are based, in varying degrees, on the following considerations:
•
Likelihood of payment — capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;
•
Nature of and provisions of the obligation; and the promise imputed; and
•
Protection afforded by, and relative position of, the obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
AAA:	An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.
AA:	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.
A:
An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB:
An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.
BB:
An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B:
An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC:
An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC:
An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C:
An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D:
An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P
Global Ratings believes that such payments will be made within five business days in the absence of a stated
grace period or within the earlier of the stated grace period or the next 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

Plus (+) or minus (-):	The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings

A-1:
A short-term obligation rated ‘A-1’ is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2:
A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3:
A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B:
A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics.
The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

C:
A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D:
A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period.
However, any stated grace period longer than five business days will be treated as five business days. The
‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

Appendix B—Proxy Voting Policies

THRIVENT FINANCIAL FOR LUTHERANS and

THRIVENT ASSET MANAGEMENT, LLC

PROXY VOTING POLICIES AND PROCEDURES SUMMARY

RESPONSIBILITY TO VOTE PROXIES

Overview. Thrivent Financial for Lutherans and Thrivent Asset Management, LLC (collectively, in their capacity as investment advisers, “Thrivent”) have adopted Proxy Voting Policies and Procedures (“Policies and Procedures”) for the purpose of establishing formal policies and procedures for performing and documenting Thrivent’s fiduciary duty with regard to the voting of client proxies, including investment companies which it sponsors and for which it serves as investment adviser (“Thrivent Funds”) and by institutional accounts who have requested that Thrivent be involved in the proxy process.

Fiduciary Considerations. It is the policy of Thrivent that decisions with respect to proxy issues will be made primarily in light of the anticipated impact of the issue on the desirability of investing in the portfolio company from the viewpoint of the particular client. Thrivent seeks to vote proxies solely in the interests of the client, including Thrivent Funds. Thrivent votes proxies, where possible to do so, in a manner consistent with its fiduciary obligations and responsibilities. Logistics involved may make it impossible at times, and at other times disadvantageous, to vote proxies in every instance.

ADMINISTRATION OF POLICIES AND PROCEDURES

Thrivent has formed a committee that is responsible for establishing positions with respect to corporate governance and other proxy issues, as well as overseeing the environmental, social and governance (“ESG”) analysis components of Thrivent’s investment processes (“Committee”). Annually, the Committee reviews the Policies and Procedures, including in relation to recommended changes reflected in applicable benchmark policies and voting guidelines of Institutional Shareholder Services Inc. (“ISS”). As discussed below, Thrivent may, with the approval of the Committee, vote proxies other than in accordance with the applicable voting guidelines in the Policies and Procedures.

HOW PROXIES ARE REVIEWED, PROCESSED AND VOTED

In order to facilitate the proxy voting process, Thrivent has retained ISS as an expert in the proxy voting and corporate governance areas. ISS specializes in providing a variety of fiduciary-level proxy advisory and voting services. These services include custom vote recommendations, research, vote execution, reporting, auditing and consulting assistance for the handling of proxy voting responsibilities. ISS analyzes each proxy vote of Thrivent’s clients and prepares a recommendation that reflects ISS’s application of the Policies and Procedures. Thrivent will, in most cases, vote proxies following the applicable market-specific ISS Sustainability Proxy Voting Guidelines (“Sustainability Guidelines”). In other cases, Thrivent will vote proxies following the applicable market-specific ISS Proxy Voting Guidelines (“ISS Guidelines”) or using ISS’s research and recommendations and a determination by investment management or other Thrivent personnel as the circumstances warrant, which may include items not addressed by the voting guidelines. The Sustainability Guidelines have been developed consistent with the dual objectives of socially responsible shareholders – financial and social. The Sustainability Guidelines seek to reflect a broad consensus of the socially responsible investing community on matters of social and environmental import and are based on a commitment to create and preserve economic value and to advance principles of good corporate governance consistent with responsibilities to society as a whole on matters of corporate governance, executive compensation, and corporate structure. With regard to voting proxies for the Thrivent ESG Index Portfolio, Thrivent votes proxies in accordance with the Sustainability Guidelines.

Certain of Thrivent’s clients’ accounts are accounts or funds (or a portion thereof) that employ a quantitative strategy that relies on factor-based models rather than primarily on fundamental security research and analyst coverage that an actively managed portfolio using fundamental research would typically employ; often, these accounts hold of a high number of positions. Accordingly, in light of the considerable time and effort that would be required to review ISS research and recommendations, absent client direction, for securities held only in accounts or funds that only employ a quantitative strategy (and are not held in other Thrivent client accounts, or in the same account but in the portion managed using fundamental research and analyst coverage), for certain categories of management and shareholder proposals, Thrivent may use a different process than is used for other accounts to review and determine a voting outcome. For these proposals, Thrivent may review ISS Guidelines and Sustainability Guidelines and (i) where such Guidelines recommend voting in the same manner, determine, consistent with the best interest of its clients, to provide standing instructions to vote proxies in accordance with the recommendations of ISS; or (ii) where such Guidelines differ, vote as determined by Thrivent personnel other than the affected account’s investment management team.

The ISS Guidelines and Sustainability Guidelines can be found at: https://www.issgovernance.com/policy-gateway/voting-policies/.

Proxy Voting Process Overview

Thrivent utilizes ISS’s voting agent services to notify us of upcoming shareholder meetings for portfolio companies held in client accounts and to transmit votes on behalf of our clients. ISS provides comprehensive summaries of proxy proposals, publications discussing key proxy voting issues, and specific vote recommendations regarding Thrivent’s clients’ portfolio company proxies to assist in the proxy voting process. The final authority and responsibility for proxy voting decisions remains with Thrivent. Decisions with respect to proxy matters are made primarily in light of the anticipated impact of the issue on the desirability of investing in the company from the viewpoint of our respective clients.

Thrivent may on any particular proxy vote determine that it is in the best interests of its clients to diverge from the Policies and Procedures’ applicable voting guidelines, including diverging from ISS’s recommendations with respect to Thrivent’s clients’ accounts that are accounts or funds (or a portion thereof) that employ a quantitative strategy. In such cases, the person requesting to diverge from the Policies and Procedures’ applicable voting guidelines is required to document in writing the rationale for their vote and submit all written documentation to the Committee for review and approval. In determining whether to approve any particular request, the Committee will determine that the request is not influenced by any conflict of interest and is in the best interests of Thrivent’s clients.

Summary of Thrivent’s Voting Policies

Specific voting guidelines have been adopted by the Committee for regularly occurring categories of management and shareholder proposals. The detailed voting guidelines are available to Thrivent’s clients upon request. The following is a summary of significant Thrivent policies, which are generally consistent with the Sustainability Guidelines or ISS Guidelines referenced above:

Board Structure and Composition Issues – Thrivent believes boards are expected to have a majority of directors independent of management. The independent directors are expected to organize much of the board’s work, even if the chief executive officer also serves as chairperson of the board. Key committees (audit, compensation, and nominating/corporate governance) of the board are expected to be entirely independent of management. It is expected that boards will engage in critical self-evaluation of themselves and of individual members. Boards should be sufficiently diverse to ensure consideration of a wide range of perspectives. Individual directors, in turn, are expected to devote significant amounts of time to their duties and to limit the number of directorships they accept. As such, Thrivent withholds votes for directors who miss more than one-fourth of the scheduled board meetings. Thrivent votes against management efforts to stagger board member terms because a staggered board may act as a deterrent to takeover proposals. For the same reasons, Thrivent votes for proposals that seek to fix the size of the board.

Board Accountability – Thrivent believes boards should be sufficiently accountable to shareholders, including through transparency of the company’s governance practices and regular board elections, by the provision of sufficient information for shareholders to be able to assess directors and board composition, and through the ability of shareholders to remove directors. Boards should be held responsible for risk oversight or fiduciary responsibility failures. Examples of risk oversight failures include but are not limited to: bribery; large or serial fines or sanctions from regulatory bodies; demonstrably poor risk oversight of environmental and social issues; or significant adverse legal judgements or settlement. Thrivent will withhold votes from appropriate directors if the company’s governing documents impose undue restrictions on shareholder’s ability to amend bylaws, non-audit fees paid to the auditor are excessive, the company maintains significant problematic pay practices, or the company is a significant greenhouse gas emitter and is not taking the minimum steps needed to understand, assess, and mitigate risks related to climate change via detailed disclosure of climate-related risks and appropriate greenhouse gas emissions reduction targets.

Executive and Director Compensation –These proposals necessitate a case-by-case evaluation. Generally, Thrivent opposes compensation packages that provide what we view as excessive awards to a few senior executives or that contain excessively dilutive stock option grants based on a number of criteria such as the costs associated with the plan, plan features, and dilution to shareholders.

Ratification of Auditors - Thrivent votes for proposals to ratify auditors, unless an auditor has a financial interest in or association with the company, and is therefore not independent; there is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position; non-audit fees paid represent 50 percent or more of the total fees paid to the auditor; or poor accounting practices are identified that rise to a serious level of concern.

Mergers and Acquisitions - Thrivent votes on mergers and acquisitions on a case-by-case basis, taking into account and balancing the following: anticipated financial and operating benefits, including the opinion of the financial advisor, market reaction, offer price (cost vs. premium) and prospects of the combined companies; how the deal was negotiated; potential conflicts of interest between management’s interests and shareholders’ interests; and changes in corporate governance and their impact on shareholder rights.

Anti-takeover and Corporate Governance Issues - Thrivent generally opposes anti-takeover measures since they adversely impact shareholder rights. When voting on capital structure issues, Thrivent considers the dilutive impact to shareholders and the effect on shareholder rights.

Social, Environmental and Corporate Responsibility Issues - Thrivent generally supports proposals that seek standardized reporting, or that request information regarding a company’s adoption of, adherence to, relevant norms, standards, codes of conduct, or universally recognized international initiatives to promote disclosure and transparency with regard to environmental, social and corporate responsibility issues. These issues may include business activity impacts on the environment and climate, human and labor rights, health and safety, diversity, equity and inclusion, as well as general impacts on communities. When voting on matters with apparent economic or operational impacts on the company, Thrivent realizes that the precise economic effect of such proposals is often unclear. Where this is the case, Thrivent typically utilizes a case-by-case approach.

Shareblocking - Shareblocking is the practice in certain foreign countries of “freezing” shares for trading purposes in order to vote proxies relating to those shares. Thrivent generally refrains from voting shares in shareblocking countries unless the matter has compelling economic consequences that outweigh the loss of liquidity in the blocked shares.

Applying Proxy Voting Policies to non-U.S. Companies – Thrivent applies a two-tier approach to determining and applying global proxy voting policies. The first tier establishes baseline policy guidelines for the most fundamental issues, which apply without regard to a company’s domicile. The second tier takes into account various idiosyncrasies of different countries, making allowances for standard market practices, as long as they do not violate the fundamental goals of good corporate governance. The goal is to enhance shareholder value through effective use of the shareholder franchise, recognizing that applying policies developed for U.S. corporate governance may not appropriate for all markets.

Monitoring and Resolving Conflicts of Interest – Thrivent/clients

The Committee is responsible for monitoring and resolving possible material conflicts between the interests of Thrivent and those of its clients with respect to proxy voting. Examples of situations where conflicts of interest can arise are when i) the issuer is a vendor whose products or services are material to Thrivent’s business; ii) the issuer is an entity participating to a material extent in the distribution of proprietary investment products advised, administered or sponsored by Thrivent; iii) an Access Person1 of Thrivent also serves as a director or officer of the issuer; and iv) there is a personal conflict of interest (e.g., familial relationship with company management). Other circumstances or relationships can also give rise to potential conflicts of interest.

All material conflicts of interest will be resolved in the interests of the clients. Application of the Policies and Procedures’ applicable voting guidelines to vote client proxies is generally relied on to address possible conflicts of interest since the voting guidelines are pre-determined by the Committee. Where there is discretion in the voting guidelines, voting as recommended under an ISS policy may be relied on to address potential conflicts of interest.

In cases where Thrivent is considering overriding these Policies and Procedures’ applicable voting guidelines, or in the event there is discretion in determining how to vote (for example, where or the guidelines provide for a case by case internal review) matters presented for vote are not governed by such guidelines, the Committee will follow these or other similar procedures:

●

Compliance will conduct a review to seek to identify potential material conflicts of interest. If no material conflict of interest is identified, the proxy will be voted as determined by the Committee or the appropriate Thrivent personnel under these policies and procedures. The Compliance review process for identifying potential conflicts of interest will be reviewed by the Committee and may include a review of factors indicative of a potential conflict of interest or a determination that voting in accordance with ISS’s recommendation(s) can reasonably be relied on to address potential conflicts of interest.

●

If a material conflict of interest is identified, the Committee will be apprised of that fact and the Committee will evaluate the proposed vote in order to ensure that the proxy ultimately is voted in what Thrivent believes to be the best interests of clients, and without regard for the conflict of interest. The Committee will document its vote determination, including the nature of the material conflict, the Committee’s analysis of the matters submitted for proxy vote, and the reasons why the Committee determined that the votes were cast in the best interests of clients.

Certain Thrivent Funds (“top tier fund”) may own shares of other Thrivent Funds (‘‘underlying fund”). If an underlying fund submits a matter to a shareholder vote, the top tier fund will generally vote its shares in the same proportion as the other shareholders of the underlying fund. If there are no other shareholders in the underlying fund, the top tier fund will vote in what Thrivent believes to be in the top tier fund’s best interest.

1 “Access Person” has the meaning provided under the current Thrivent Code of Ethics.

Securities Lending

Thrivent will generally not vote nor seek to recall in order to vote shares on loan, unless it determines that a vote would have a material effect on an investment in such loaned security.

OVERSIGHT, REPORTING AND RECORD RETENTION

Retention of Proxy Service Provider and Oversight of Voting

In overseeing proxy voting generally and determining whether or not to retain the services of ISS, Thrivent performs the following functions, among others, to determine that Thrivent continues to vote proxies in the best interest of its clients: i) periodic sampling of proxy votes; ii) periodic reviews of Thrivent’s Policies and Procedures to determine they are adequate and have been implemented effectively, including whether they continue to be reasonably designed to ensure that proxies are voted in the best interest of Thrivent’s clients; iii) periodic due diligence on ISS designed to monitor ISS’s a) capacity and competency to adequately analyze proxy issues, including the adequacy and quality of its staffing and personnel, as well as b) its methodologies for developing vote recommendations and ensuring that its research is accurate and complete; and iv) periodic reviews of ISS’s procedures regarding their capabilities to identify and address conflicts of interest.

Proxy statements and solicitation materials of issuers (other than those which are available on the SEC’s EDGAR database) are kept by ISS in its capacity as voting agent and are available upon request. Thrivent retains documentation on shares voted differently than the Thrivent Policies and Procedures voting guidelines, and any document which is material to a proxy voting decision such as the Thrivent Policies and Procedures voting guidelines and the Committee meeting materials.

ISS provides Vote Summary Reports for each Thrivent Fund. The report specifies the company, ticker, cusip, meeting dates, proxy proposals, and votes which have been cast for the Thrivent Fund during the period, the position taken with respect to each issue and whether the Thrivent Fund voted with or against company management.

PART C
Item 28.
Exhibits

(a)(1)	Declaration of Trust, effective as of March 18, 2016, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-23149, filed on May 4, 2016.
(b)	Not Applicable
(c)	None
(d)(1)
Investment Advisory Agreement between Thrivent Core Funds and Thrivent Asset Management, LLC,
incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-23149, filed on May 4, 2016.

(d)(2)	Amendment No. 1 to Investment Advisory Agreement, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on June 21, 2017.
(d)(3)	Amendment No. 2 to Investment Advisory Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on August 30, 2017.
(d)(4)	Amendment No. 3 to Investment Advisory Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on December 8, 2017.
(d)(5)	Amendment No. 4 to Investment Advisory Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on January 31, 2020.
(d)(6)	Amendment No. 5 to Investment Advisory Agreement, filed herewith.
(e)(1)
Distribution Agreement between Thrivent Core Funds and Thrivent Distributors, LLC, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-23149, filed on May 4, 2016.

(e)(2)	Amendment No. 1 to Distribution Agreement, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on June 21, 2017.
(e)(3)	Amendment No. 2 to Distribution Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on August 30, 2017.
(e)(4)	Amendment No. 3 to Distribution Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on December 8, 2017.
(e)(5)	Amendment No. 4 to Distribution Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on January 31, 2020.
(e)(6)	Amendment No. 5 to Distribution Agreement, filed herewith.
(f)	Not Applicable
(g)
Master Custodian Agreement with State Street Bank and Trust Company, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on February 28, 2018.

(h)(1)
Transfer Agency and Service Agreement between Thrivent Core Funds, Thrivent Cash Management Trust and
Thrivent Financial Investor Services Inc., incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-23149, filed on February 28, 2017.

(h)(2)
Amendment No. 1 to Transfer Agency and Service Agreement, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on June 21, 2017.

(h)(3)	Amendment No. 2 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on August 30, 2017.
(h)(4)
Amendment No. 3 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on December 8, 2017.

(h)(5)
Amendment No. 4 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on January 31, 2020.

(h)(6)
Amendment No. 5 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on January 31, 2020.

(h)(7)	Amendment No. 6 to Transfer Agency and Service Agreement, filed herewith.
(h)(8)
Administrative Services Agreement between Thrivent Core Funds and Thrivent Asset Management, LLC,
incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-23149, filed on May 4, 2016.

(h)(9)
Amendment No. 1 to Administrative Services Agreement, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on June 21, 2017.

(h)(10)	Amendment No. 2 to Administrative Services Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on August 30, 2017.

(h)(11)	Amendment No. 3 to Administrative Services Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on December 8, 2017.
(h)(12)	Amendment No. 4 to Administrative Services Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on February 28, 2019.
(h)(13)	Amendment No. 5 to Administrative Services Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on January 31, 2020.
(h)(14)	Amendment No. 6 to Administrative Services Agreement, filed herewith.
(i)	Not Applicable
(j)	Not Applicable
(k)	Not Applicable
(l)	None
(m)	Not Applicable
(n)	Not Applicable
(o)	Not Applicable
(p)	Code of Ethics (Rule 17j-1) for Registrant, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on November 30, 2021.
(q)(1)	Powers of Attorney, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on February 28, 2019.
(q)(2)	Power of Attorney, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-23149, filed on February 26, 2021.
Item 29.
Persons Controlled by or Under Common Control with Registrant
Registrant is a Delaware statutory trust organized on March 18, 2016. Registrant’s sponsor, Thrivent Financial for Lutherans (“Thrivent Financial”), is a fraternal benefit society organized under the laws of the State of Wisconsin and is owned by and operated for its members. It has no stockholders and is not subject to the control of any affiliated persons.
The following list shows the persons directly or indirectly controlled by Thrivent Financial. Financial statements of Thrivent Financial will be presented on a consolidated basis.

Thrivent Financial Entities	Primary Business	State of Organization
Thrivent Financial	Fraternal benefit society offering financial services and products	Wisconsin
Thrivent Financial Holdings, Inc.[1]	Holding company with no independent operations	Delaware
North Meadows Investment Ltd.[2]	Real estate development and investment corporation	Wisconsin
Thrivent Advisor Network, LLC[2]	Investment adviser	Delaware
Thrivent Asset Management, LLC[2]	Investment adviser	Delaware
Thrivent Distributors, LLC[2]	Limited purpose broker-dealer	Delaware
Thrivent Financial Investor Services Inc.[2]	Transfer agent	Pennsylvania
Thrivent Insurance Agency Inc.[2]	Life and health insurance agency	Minnesota
Newman Financial Services, LLC[3]	Long-term care insurance agency	Minnesota
Thrivent Investment Management Inc.[2]	Broker-dealer and investment adviser	Delaware
Thrivent Trust Company[2]	Federally chartered limited purpose trust bank	Federal Charter
Thrivent Trust Company of Tennessee, Inc.[2]	Public trust company	Tennessee
Gold Ring Holdings, LLC[1]	Holding vehicle	Delaware
Thrivent Education Funding, LLC[1]	Special purpose entity	Delaware
White Rose GP I, LLC[4]	General partner	Delaware
White Rose Fund I Equity Direct, L.P.[5]	Private equity fund	Delaware
White Rose Fund I Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund GP II, LLC[4]	General partner	Delaware

Thrivent Financial Entities	Primary Business	State of Organization
Thrivent White Rose Fund II Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund GP III, LLC[4]	General partner	Delaware
Thrivent White Rose Fund III Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund III Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund GP IV, LLC[4]	General partner	Delaware
Thrivent White Rose Fund IV Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund IV Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund GP V, LLC[4]	General partner	Delaware
Thrivent White Rose Fund V Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund V Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund GP VI, LLC[4]	General partner	Delaware
Thrivent White Rose Fund VI Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund GP VII, LLC[4]	General partner	Delaware
Thrivent White Rose Fund VII Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund VII Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund GP VIII, LLC[4]	General partner	Delaware
Thrivent White Rose Fund VIII Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund VIII Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose GP IX, LLC[4]	General partner	Delaware
Thrivent White Rose Fund IX Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund IX Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose GP X, LLC[4]	General partner	Delaware
Thrivent White Rose Fund X Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund X Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose GP XI, LLC[4]	General partner	Delaware
Thrivent White Rose Fund XI Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund XI Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose GP XII, LLC[4]	General partner	Delaware
Thrivent White Rose Fund XII Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund XII Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose GP XIII, LLC[4]	General partner	Delaware
Thrivent White Rose Fund XIII Equity Direct, L.P.[5]	Private equity fund	Delaware

Thrivent Financial Entities	Primary Business	State of Organization
Thrivent White Rose Fund XIII Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose GP XIV, LLC[4]	General partner	Delaware
Thrivent White Rose Fund XIV Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund XIV Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Opportunity Fund GP, LLC[1]	General partner	Delaware
Thrivent White Rose Opportunity Fund, LP1	Investment subsidiary	Delaware
Thrivent White Rose Real Estate GP I, LLC[4]	General partner	Delaware
Thrivent White Rose Real Estate Fund I Fund of Funds, L.P.[5]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate GP II, LLC[4]	General partner	Delaware
Thrivent White Rose Real Estate Fund II, L.P.[5]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate GP III, LLC[4]	General partner	Delaware
Thrivent White Rose Real Estate Fund III, L.P.[5]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate GP IV, LLC[4]	General partner	Delaware
Thrivent White Rose Real Estate Fund IV, L.P.[5]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate Feeder IV, LLC[6]	Private equity real estate fund	Delaware
Thrivent White Rose Endurance GP, LLC[4]	General partner	Delaware
Thrivent White Rose Endurance Fund, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Endurance GP II, LLC[4]	General partner	Delaware
Thrivent White Rose Endurance Fund II, L.P.[5]	Private equity fund	Delaware
Twin Bridge Capital Partners, LLC[7]	Investment adviser	Delaware

1
Wholly owned subsidiary of Thrivent Financial.
2
Wholly owned subsidiary of Thrivent Financial Holdings, Inc. Thrivent Financial is the ultimate controlling entity.
3
Wholly owned subsidiary of Thrivent Insurance Agency Inc. Thrivent Financial is the ultimate controlling entity.
4
Directly controlled by Thrivent Financial, which is the managing member and owns an interest in the limited liability company.
5
Directly controlled by Thrivent Financial. The fund is a pooled investment vehicle organized primarily for the purpose of investing assets of Thrivent Financial’s general account.
6
Directly controlled by Thrivent Financial. The fund is a pooled investment vehicle organized primarily for the purpose of investing assets of Thrivent Financial’s general account. The feeder entity is a feeder fund of the fund.
7
Directly controlled by Thrivent Financial. Investment advisory clients include Pacific Street Fund, Twin Bridge Narrow Gate Fund, and Twin Bridge Titan Fund limited partnerships.
Item 30.
Indemnification
Under Article IX of the Registrant’s Declaration of Trust, the Trust shall indemnify any indemnitee for covered expenses (expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding) in any covered proceeding (any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party), whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither “interested persons,” as defined in the 1940 Act, nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.
Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) here shall have been a determination, based on a review of the readily available facts (as opposed to a fully trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustee who are neither “interested persons” as defined in the 1940 Act, nor parties to the covered proceeding.
Item 31.
Business and Other Connections of the Investment Adviser
Thrivent Asset Management, LLC is the investment adviser and administrator of Registrant. Information about Thrivent Asset Management’s financial industry activities or affiliations, as well as the business and other connections of the directors and officers of Thrivent Asset Management, is included on the Form ADV that Thrivent Asset Management has on file with the Securities and Exchange Commission (file No. 801-64988).
Item 32.
Principal Underwriters
(a)
Thrivent Distributors, LLC serves as principal underwriter and distributor for Thrivent Mutual Funds, Thrivent Core Funds, Thrivent Cash Management Trust, Thrivent Series Fund, Inc. and Thrivent Church Loan and Income Fund.
(b)
The managers and executive officers of Thrivent Distributors, LLC are listed below. Unless otherwise indicated, their principal address is 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211.
Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Registrant
Jamie L. Riesterer	Elected Manager	N/A
David S. Royal	Elected Manager	Trustee, President and Chief Investment Officer
Gerard V. Vaillancourt	Elected Manager and Vice President	Treasurer and Principal Accounting Officer
Michael W. Kremenak	Elected Manager	Trustee and Senior Vice President
Troy A. Beaver	Chief Executive Officer	Vice President
Jeffrey D. Cloutier	Chief Financial Officer	N/A
Edward S. Dryden	Chief Compliance Officer	Chief Compliance Officer
John D. Jackson	Secretary and Chief Legal Officer	Secretary and Chief Legal Officer
Daniel R. Chouanard	Vice President	N/A
Valerie K. Martinson	Vice President	N/A
Kathryn A. Stelter 4321 North Ballard Road Appleton, Wisconsin 54919-0001	Vice President	Vice President
Cynthia J. Nigbur	Assistant Secretary	N/A
Jessica E. English	Assistant Secretary	N/A
(c)
Not applicable
Item 33.
Location of Accounts and Records
The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are in the possession of the following persons:

Registrant:	901 Marquette Avenue, Suite 2500 Minneapolis, Minnesota 55402-3211

4321 N. Ballard Rd. Appleton, Wisconsin 54919
Custodian:	State Street Bank and Trust Company One Lincoln Street Boston, Massachusetts 02111
Sub-Transfer Agent	DST Systems, Inc. 430 W. 7th St. Kansas City, Missouri 64105
Item 34.
Management Services
None.
Item 35.
Undertakings
Not Applicable

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Thrivent Core Funds, has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Minneapolis and State of Minnesota on the 28th day of February, 2022.
THRIVENT CORE FUNDS
By:	/s/ John D. Jackson
John D. Jackson, Secretary and Chief Legal Officer